          __________________________________________________________



                    CERTIFICATES FOR HOME IMPROVEMENT LOANS
                                 SERIES 1995-E



                        POOLING AND SERVICING AGREEMENT

                                    BETWEEN

                        GREEN TREE FINANCIAL CORPORATION
                              SELLER AND SERVICER

                                      AND

                        FIRST TRUST NATIONAL ASSOCIATION
              NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS TRUSTEE
                                      OF

                       HOME IMPROVEMENT LOAN TRUST 1995-E

                         DATED AS OF SEPTEMBER 1, 1995



          __________________________________________________________

                               TABLE OF CONTENTS

                                                                    Page
                                                                    ----

                                   ARTICLE I
                                  Definitions

Section 1.01.    General...........................................  1-1
Section 1.02.    Specific Terms....................................  1-1

                                   ARTICLE II
                 Establishment of Trust; Transfer of Contracts

Section 2.01.    Closing...........................................  2-1
Section 2.02.    Conditions to the Closing.........................  2-2
Section 2.03.    Acceptance by Trustee.............................  2-3
Section 2.04.    Grantor Trust Provisions..........................  2-3

                                  ARTICLE III
                         Representations and Warranties

Section 3.01.    Representations and Warranties Regarding the
                  Company..........................................  3-1
Section 3.02.    Representations and Warranties Regarding Each
                  Contract.........................................  3-2
Section 3.03.    Representations and Warranties Regarding the
                  Contracts in the Aggregate.......................  3-5
Section 3.04.    Representations and Warranties Regarding the
                  Contract Files...................................  3-6
Section 3.05.    Repurchases of Contracts for Breach of
                  Representations and Warranties...................  3-6

                                  ARTICLE IV
          Perfection of Transfer and Protection of Security Interests

Section 4.01.    Transfer of Contracts.............................  4-1
Section 4.02.    Costs and Expenses................................  4-1

                                   ARTICLE V
                            Servicing of Contracts

Section 5.01.    Responsibility for Contract Administration........  5-1
Section 5.02.    Standard of Care..................................  5-1

Section 5.03.    Records..............................................  5-1
Section 5.04.    Inspection...........................................  5-1
Section 5.05.    Certificate Account..................................  5-2
Section 5.06.    Enforcement..........................................  5-4
Section 5.07.    Trustee to Cooperate.................................  5-5
Section 5.08.    Costs and Expenses...................................  5-6
Section 5.09.    Maintenance of Insurance.............................  5-7
Section 5.10.    Merger or Consolidation of Servicer..................  5-7

                                  ARTICLE VI
                            Reports and Tax Matters

Section 6.01.    Monthly Reports......................................  6-1
Section 6.02.    Officer's Certificate................................  6-3
Section 6.03.    Other Data...........................................  6-3
Section 6.04.    Annual Report of Accountants.........................  6-3
Section 6.05.    Statements to Certificateholders.....................  6-4
Section 6.06.    Payment of Taxes.....................................  6-5

                                  ARTICLE VII
                               Service Transfer

Section 7.01.    Events of Termination................................  7-1
Section 7.02.    Transfer.............................................  7-2
Section 7.03.    Trustee to Act; Appointment of Successor.............  7-2
Section 7.04.    Notification to Certificateholders...................  7-3
Section 7.05.    Effect of Transfer...................................  7-3
Section 7.06.    Transfer of Certificate Account......................  7-4

                                 ARTICLE VIII
                                   Payments

Section 8.01.    Monthly Payments.....................................  8-1
Section 8.02.    Advances.............................................  8-2
Section 8.03.    Limited Guaranty.....................................  8-2
Section 8.04.    Payments.............................................  8-3
Section 8.05.    Reassignment of Repurchased Contacts.................  8-4
Section 8.06.    Servicer's Purchase Option...........................  8-4

                                  ARTICLE IX
                               The Certificates

Section 9.01.    The Certificates......................................    9-1
Section 9.02.    Registration of Transfer and Exchange of Certificates.    9-1
Section 9.03.    No Charge; Disposition of Void Certificates...........    9-3
Section 9.04.    Mutilated, Destroyed, Lost or Stolen Certificates.....    9-4
Section 9.05.    Persons Deemed Owners.................................    9-4
Section 9.06.    Access to List of Certificateholders' Names
                  and Addresses........................................    9-4
Section 9.07.    Authenticating Agents.................................    9-5

                                   ARTICLE X
                                  Indemnities

Section 10.01.   Real Estate...........................................   10-1
Section 10.02.   Liabilities to Obligors...............................   10-1
Section 10.03.   Tax Indemnification...................................   10-1
Section 10.04.   Servicer's Indemnities................................   10-1
Section 10.05.   Operation of Indemnities..............................   10-2

                                  ARTICLE XI
                                  The Trustee

Section 11.01.   Duties of Trustee.....................................   11-1
Section 11.02.   Certain Matters Affecting the Trustee.................   11-2
Section 11.03.   Trustee Not Liable for Certificates or Contracts......   11-3
Section 11.04.   Trustee May Own Certificates..........................   11-4
Section 11.05.   Rights of Certificateholders to Direct Trustee and to
                  Waive Events of Termination..........................   11-4
Section 11.06.   The Servicer to Pay Trustee's Fees and Expenses.......   11-4
Section 11.07.   Eligibility Requirements for Trustee..................   11-5
Section 11.08.   Resignation or Removal of Trustee.....................   11-5
Section 11.09.   Successor Trustee.....................................   11-6
Section 11.10.   Merger or Consolidation of Trustee....................   11-7
Section 11.11.   Tax Returns...........................................   11-7
Section 11.12.   Obligor Claims........................................   11-7
Section 11.13.   Appointment of Co-Trustee or Separate Trustee.........   11-8
Section 11.14.   Certain Matters Relating To FHA Insurance.............  11-10
Section 11.15.   The Trustee and First Bank System, Inc................  11-10
Section 11.16.   Trustee Advances......................................  11-10

                                  ARTICLE XII
                                 Miscellaneous

Section 12.01.   Servicer Not to Resign; Delegation of Servicing Duties   12-1
Section 12.02.   Company Not to Engage in Certain Transactions with
                  Respect to the Trust.................................   12-1
Section 12.03.   Maintenance of Office or Agency.......................   12-1
Section 12.04.   Termination...........................................   12-2
Section 12.05.   Acts of Certificateholders............................   12-3
Section 12.06.   Calculations..........................................   12-4
Section 12.07.   Assignment or Delegation by Company...................   12-4
Section 12.08.   Amendment.............................................   12-4
Section 12.09.   Notices...............................................   12-6
Section 12.10.   Merger and Integration................................   12-7
Section 12.11.   Headings..............................................   12-7
Section 12.12.   Governing Law.........................................   12-7

Testimonium............................................................   12-8

Exhibit A.       Certificate for Home Improvement Loans................    A-1
Exhibit B.       Form of Assignment....................................    B-1
Exhibit C.       Certificate of Officer................................    C-1
Exhibit D.       Form of Opinion of Counsel for the Company............    D-1
Exhibit E.       Form of Trustee's Acknowledgement.....................    E-1
Exhibit F.       Certificate of Servicing Officer......................    F-1
Exhibit G.       Certificate Regarding Repurchased Contracts...........    G-1
Exhibit H.       List of Contracts.....................................    H-1
Exhibit I.       List of FHA-Insured Contracts.........................    I-1
Exhibit J.       Form of Monthly Report................................    J-1

AGREEMENT, dated as of September 1, 1995, between Green Tree Financial Corporation, a corporation organized and existing under the laws of the State of Minnesota, as Seller and Servicer (the "Company"), and First Trust National Association, a national banking association organized and existing under the laws of the United States, not in its individual capacity but solely as Trustee (the "Trustee") of Home Improvement Loan Trust 1995-E (the "Trust").

WHEREAS, in the regular course of its business, the Company purchases, originates and services home improvement contracts and promissory notes, which contracts and notes provide for installment payments by or on behalf of the purchaser of the home improvements;

WHEREAS, the Company and the Trustee have agreed to establish the Trust;

WHEREAS, the Company and the Trustee wish to set forth the terms and conditions pursuant to which the Trust, on behalf of the "Certificateholders", as hereinafter defined, will acquire the "Contracts," as hereinafter defined, and the Company will manage and service the Contracts;

NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the Company and the Trustee agree as provided herein:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     SECTION 1.01.      General.

     For the purpose of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the terms defined in this Article include the plural as well as the singular, the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular article, section or other subdivision, and Section references refer to Sections of the Agreement.

     SECTION 1.02.      Specific Terms.

     "Advance" means, with respect to any Payment Date, the amounts, if any, deposited by the Servicer or the Trustee, as applicable, in the Certificate Account for such Payment Date pursuant to Section 8.02.

     "Advance Payment" means any payment by an Obligor in advance of the Due Period in which it would be due under such Contract and which payment is not a Principal Prepayment.

     "Affiliate" of any specified Person means any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" or "controlled" have meanings correlative to the foregoing.

     "Aggregate Certificate Principal Balance" means at any time the Original Series 1995-E Certificate Principal Balance minus all payments of Monthly Principal made to the Certificateholders since the Closing Date.

     "Agreement" means this Pooling and Servicing Agreement.

     "Amount Available" has the meaning assigned in Section 8.04(a).

     "Applicants" has the meaning assigned in Section 9.06.

     "Authenticating Agent" means any authenticating agent appointed pursuant to
Section 9.07.


                                      1-1

     "Average Sixty-Day Delinquency Ratio" means, with respect to any Payment Date, the arithmetic average of the Delinquency Ratios for such Payment Date and for the two immediately preceding Payment Dates.

     "Book-Entry Certificate" means any Certificate registered in the name of the Depository or its nominee, ownership of which is reflected on the books of the Depository or on the books of a person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such Depository).

     "Business Day" means any day other than (a) a Saturday or a Sunday, or (b) another day on which banking institutions in the city in which the Person taking action hereunder are authorized or obligated by law, executive order, or governmental decree to be closed.

     "Certificate" means a Certificate for Home Improvement Loans, Series 1995-E, evidencing a Percentage Interest executed and delivered by the Trustee substantially in the form of Exhibit A.

     "Certificate Account" means a trust account created and maintained pursuant to Section 5.05 in the name of the Trust in an Eligible Institution.

     "Certificate Owner" means the person who is the beneficial owner of a Book-Entry Certificate or, if Definitive Certificates have been issued, Certificateholders.

     "Certificate Register" means the register maintained pursuant to Section 9.02.

     "Certificate Registrar" or "Registrar" means the registrar appointed pursuant to Section 9.02.

     "Certificateholder" means the person in whose name a Certificate is registered on the Certificate Register, except that, solely for the purposes of giving any consent, waiver, request or demand pursuant to this Agreement, any Certificate registered in the name of the Company or any Affiliate shall be deemed not to be outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite Percentage Interest necessary to effect any such consent, request, waiver or demand has been obtained; provided, however, that, solely for the purpose of determining whether the Trustee is entitled to rely upon any such consent, waiver, request or demand, only Certificates which the Trustee knows to be so owned shall be so disregarded.

     "Closing Date" means September 21, 1995.


                                      1-2

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Collected Amount" means, with respect to any Determination Date, the amount of funds in the Certificate Account as of such Determination Date, including all interest earned on such funds but excluding (i) amounts constituting Advance Payments with respect to the immediately preceding Due Period, (ii) amounts received after the end of such immediately preceding Due Period, (iii) any Advances that will be deposited in the Certificate Account by the Servicer or the Trustee, as applicable, and (iv) amounts required to be deposited by the Company following such Determination Date pursuant to Section 3.05.

     "Computer Tape" means the computer tape generated by the Company which provides information relating to the Contracts and which was used by the Company in selecting the Contracts, and includes the master file and the history file.

     "Contract File" means, as to each Contract, (a) the original copy of the Contract which is comprised of the related contract and/or promissory note and
(b) a sale control document.

     "Contract Interest Rate" means, as to any Contract, the annual rate of interest specified in the Contract.

     "Contracts" means the home improvement contracts and promissory notes described in the List of Contracts attached hereto as Exhibit H and constituting part of the corpus of the Trust, which Contracts are to be assigned and conveyed by the Company to the Trust, and includes, without limitation, any and all rights to receive payments which are due pursuant thereto on or after the Cut-off Date, but excluding any rights to receive payments which are due pursuant thereto prior to the Cut-off Date.

     "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of the execution of this Agreement is located at the address set forth in Section 12.09.

     "Counsel for the Company" means Briggs and Morgan, P.A. or other legal counsel for the Company.

     "Cumulative Realized Loss Ratio" for any Payment Date is a fraction, expressed as a percentage, the numerator of which is the aggregate Realized Losses for that Payment Date and all prior Payment Dates, and the denominator of which is the Cut-off Date Pool Principal Balance.


                                      1-3

     "Current Realized Loss Ratio" for any Payment Date is a fraction, expressed as a percentage, the numerator of which is the aggregate Realized Losses for the Payment Date and each of the two immediately preceding Payment Dates, multiplied by four, and the denominator of which is the arithmetic average of the Pool Scheduled Principal Balance as of the third preceding Payment Date and the Pool Scheduled Principal Balance as of such Payment Date.

     "Custodian" means at any time an Eligible Institution, or a financial institution organized under the laws of the United States or any State, which is subject to supervision and examination by Federal or State authorities and whose commercial paper, or unsecured long-term debt (or, in the case of a member of a bank holding company system, the commercial paper or unsecured long-term debt of such bank holding company) has been rated P-1 by Moody's in the case of commercial paper, or Baa1 or higher by Moody's in the case of unsecured long-term debt, and is acting at such time as Custodian of the Contract Files pursuant to Section 4.01.

     "Cut-off Date" means September 1, 1995 (or the date of origination of the Contract, if later).

     "Cut-off Date Pool Principal Balance" means the aggregate of the Cut-off Date Principal Balances of the Contracts.

     "Cut-off Date Principal Balance" means, as to any Contract, the unpaid principal balance thereof at the Cut-off Date after giving effect to all installments of principal due prior thereto.

     "Defaulted Contract" means a Contract with respect to which the Servicer commenced foreclosure proceedings, made a sale of such Contract to a third party for foreclosure or enforcement, or, in the case of an FHA-Insured Contract, submitted a claim to FHA, or as to which there was a Delinquent Payment 180 or more days past due.

     "Definitive Certificates" has the meaning assigned in Section 9.02(e).

     "Delinquency Ratio" for any Payment Date is a fraction, expressed as a percentage, equal to the aggregate outstanding principal balance of all Contracts that were delinquent 60 days or more as of the end of the immediately preceding Due Period (including Defaulted Contracts that have not yet been liquidated, but excluding Contracts that are current with respect to rescheduled payments following the Obligor's bankruptcy) divided by the Pool Scheduled Principal Balance immediately following such Payment Date.


                                      1-4

     "Delinquent Payment" means, as to any Contract, with respect to any Due Period, any payment or portion of a payment that was originally scheduled to be made during such Due Period under such Contract (after giving effect to any reduction in the principal amount deemed owed on such Contract by the Obligor, as described in Section 6.01(a)(ii)) and was not received or applied during such Due Period and deposited in the Certificate Account, whether or not any payment extension has been granted by the Servicer; provided, however, that with respect to any Liquidated Contract, the payment scheduled to be made in the Due Period in which such Contract became a Liquidated Contract shall not be deemed a Delinquent Payment.

     "Depository" means the initial Depository, The Depository Trust Company, the nominee of which is Cede & Co., as the registered Holder of one Certificate evidencing $32,241,212 in Original Series 1995-E Certificate Principal Balance of the Certificates, and any permitted successor depository. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

     "Depository Participant" means a broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     "Determination Date" means the seventh Business Day following a Due Period during the term of this Agreement.

     "Due Period" means a calendar month during the term of this Agreement.

     "Electronic Ledger" means the electronic master record of conditional sales contracts and promissory notes of the Company.

     "Eligible Account" means, at any time, an account which is any of the following: (i) an account maintained with an Eligible Institution; (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC; (iii) a trust account (which shall be a "segregated trust account") maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of the Trustee hereunder, which depository institution or trust company shall have capital and surplus of not less than $50,000,000.00; or (iv) an account that will not cause Moody's to downgrade or withdraw its then-current rating assigned to the Certificates, as evidenced in writing by Moody's.


                                      1-5

     "Eligible Institution" means any depository institution (which may be the Trustee or an Affiliate of the Trustee) organized under the laws of the United States or any State, the deposits of which are insured to the full extent permitted by law by the Federal Deposit Insurance Corporation, which is subject to supervision and examination by Federal or State authorities and whose short-term deposits have been rated P-1 by Moody's or whose unsecured long-term debt has been rated in one of the two highest rating categories by Moody's.

     "Eligible Investments" has the meaning assigned in Section 5.05(b).

     "Eligible Servicer" means the Trustee or a Person qualified to act as servicer of the Contracts under applicable Federal and State laws and regulations, which is a Title I approved lender under FHA Regulations and which services not less than an aggregate of $100,000,000 in outstanding principal amount of FHA-insured home improvement contracts and promissory notes, manufactured housing conditional sales contracts and installment loan agreements and home equity loans.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Errors and Omissions Protection Policy" means the employee errors and omissions policy maintained by the Servicer or any similar replacement policy covering errors and omissions by the Servicer's employees, and meeting the requirements of Section 5.09, all as such policy relates to Contracts comprising a portion of the corpus of the Trust.

     "Event of Termination" has the meaning assigned in Section 7.01.

     "FHA" means the Federal Housing Administration, or any successor thereto.

     "FHA Insurance" means the credit insurance provided by FHA pursuant to Title I of the National Housing Act, as evidenced by the Company's Contract of Insurance.

     "FHA-Insured Contracts" means those Contracts that have been or are being reported to FHA as eligible for FHA Insurance, a list of which is attached to this Agreement as Exhibit J.

     "FHA Regulations" means the regulations promulgated by HUD relating to Title I home improvement loans, currently found at 24 C.F.R. (S)201.


                                      1-6

     "Fidelity Bond" means the fidelity bond maintained by the Servicer or any similar replacement bond, meeting the requirements of Section 5.09, as such bond relates to Contracts comprising a portion of the corpus of the Trust.

     "Final Payment Date" means the Payment Date on which the final distribution in respect of Certificates will be made pursuant to Section 12.04.

     "GNMA" means the Government National Mortgage Association, or any successor thereto.

     "Grantor Trust" means a trust which is classified as a grantor trust under the provisions of Sections 671 through 679 of the Code and related provisions and any temporary, proposed or final regulations promulgated thereunder, as the foregoing may be in effect from time to time.

     "Guaranty Amount" has the meaning assigned in Section 8.03(b).

     "HUD" means the United States Department of Housing and Urban Development, or any successor thereto.

     "Independent" means, when used with respect to any specified Person, Briggs and Morgan, P.A. or any Person who (i) is in fact independent of the Company and the Servicer, (ii) does not have any direct financial interest or any material indirect financial interest in the Company or the Servicer or in an Affiliate of either, and (iii) is not connected with the Company or the Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions. Whenever it is provided herein that any Independent Person's opinion or certificate shall be furnished to the Trustee, such opinion or certificate shall state that the signatory has read this definition and is Independent within the meaning set forth herein.

     "Limited Guaranty" means the limited guaranty of the Company provided pursuant to Section 8.03.

     "Liquidated Contract" means with respect to any Due Period, either

          (1) a Defaulted Contract as to which (a) the Servicer has received from the Obligor, or a third party purchaser of the Contract, all amounts which the Servicer reasonably and in good faith expects to recover from or on account of such Contract, or (b) in the case of an FHA-Insured Contract, either (i) FHA has paid the claim or (ii) the Servicer has determined in good faith that FHA will not pay the claim, or


                                      1-7

          (2) a Contract (a) upon which all or a portion of the first payment of interest due by the Obligor was added to principal, and (b) on which the Obligor failed to pay the full amount of principal due on the Contract, as computed by the Servicer;

provided, however, that any Contract which the Company is obligated to repurchase pursuant to Section 3.05, and did so repurchase, shall be deemed not to be a Liquidated Contract; and provided further, that with respect to Due Periods beginning on or after July 1, 2020, a Liquidated Contract also means any Contract as to which the Servicer has commenced foreclosure proceedings, made a sale of the Contract to a third party for foreclosure or enforcement, or, in the case of an FHA-Insured contract, submitted a claim to FHA.

     "List of Contracts" means the list identifying each Contract constituting part of the corpus of the Trust, which list (a) identifies each Contract and (b) sets forth as to each Contract (i) the Cut-off Date Principal Balance, (ii) the amount of monthly payments due from the Obligor, (iii) the Contract Interest Rate and (iv) the maturity date, and which is attached to this Agreement as Exhibit H.

     "Monthly Interest" means, as of any Payment Date, (a) one month's interest (or, with respect to the first Payment Date, interest from and including the Closing Date to but excluding October 16, 1995) at the Pass-Through Rate on the Aggregate Certificate Principal Balance immediately prior to such Payment Date, computed on the basis of a 360-day year of twelve 30-day months, plus (b) any Unpaid Interest Shortfall.

     "Monthly Principal" means, as of any Payment Date, the amount determined pursuant to Section 6.01(a).

     "Monthly Report" has the meaning assigned in Section 6.01.

     "Monthly Servicing Fee" means, as of any Payment Date, one-twelfth of the product of .75% and the Pool Scheduled Principal Balance with respect to the preceding Payment Date.

     "Moody's" means Moody's Investors Service, Inc., or any successor thereto; provided that, if Moody's no longer has a rating outstanding on the Certificates, then references herein to "Moody's" shall be deemed to refer to the NRSRO then rating the Certificates (or, if more than one such NRSRO is then rating the Certificates, to such NRSRO as may be designated by the Servicer), and references herein to ratings by or requirements of Moody's shall be deemed to have the equivalent meanings with respect to ratings by or requirements of such NRSRO.


                                      1-8

     "Net Liquidation Loss" means, as to a Liquidated Contract, the difference between (a) the Repurchase Price of such Contract, and (b) the Net Liquidation Proceeds with respect to such Liquidated Contract, where such difference is a positive number.

     "Net Liquidation Proceeds" means, as to a Liquidated Contract, the proceeds received, or, for Contracts which became Liquidated Contracts pursuant to the last proviso in the definition of "Liquidated Contract," the estimated proceeds to be received, as of the last day of the Due Period in which such Contract became a Liquidated Contract, from the Obligor, from a third party purchaser of the Contract, under FHA insurance, under insurance other than FHA Insurance, or otherwise, net of liquidation expenses.

     "NRSRO" means any nationally recognized statistical rating organization.

     "Obligor" means the purchaser of the financed home improvements or other person who owes payments under a Contract.

     "Officer's Certificate" means a certificate signed by the Chairman of the Board, President or any Vice President of the Company and delivered to the Trustee.

     "Opinion of Counsel" means a written opinion of counsel, who may, except as expressly provided herein, be salaried counsel for the Company or the Servicer, as applicable, acceptable to the Trustee and the Company.

     "Original Series 1995-E Certificate Principal Balance" means
$32,241,212.43, which is the aggregate principal balance of the Certificates as of the Closing Date.

     "Pass-Through Rate" means 6.80% per annum.

     "Paying Agent" has the meaning assigned in Section 8.01(c).

     "Payment Date" means the fifteenth day of each calendar month during the term of this Agreement, or if such day is not a Business Day, the next succeeding Business Day, commencing October 16, 1995.

     "Percentage Interest" means an undivided interest in the Trust and, as to a particular Certificateholder, means the undivided interest in the Trust owned by that Certificateholder, the amount of such interest to equal, in the case of the Certificates, a fraction (which shall be expressed as a percentage rounded to eight decimal places) the numerator of which is the denomination of the Certificate and the denominator of which


                                      1-9
is the Original Series 1995-E Certificate Principal Balance. The aggregate of all Percentage Interests for the Certificates shall equal 100%.

     "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

     "Plan" has the meaning assigned in Section 9.02(b).

     "Pool Factor" means, at any time, the percentage derived from a fraction, the numerator of which is the Aggregate Certificate Principal Balance at such time and the denominator of which is the Original Series 1995-E Certificate Principal Balance.

     "Pool Scheduled Principal Balance" means, as of any Payment Date, the aggregate Scheduled Principal Balance of all Contracts that were outstanding during the immediately preceding Due Period.

     "Principal Prepayment" means a payment or other recovery of principal on a Contract which is received in advance of its scheduled due date and applied upon receipt (or, in the case of a partial prepayment, upon the next scheduled payment date on such Contract) to reduce the outstanding principal amount due on such Contract prior to the date or dates on which such principal amount is due.

     "Qualified Bank" means any depository institution whose unsecured long-term debt (or in the case of the principal bank in a bank holding company system the unsecured long-term debt of such bank holding company) is rated A2 or higher by Moody's.

     "Realized Losses" for any Payment Date means the aggregate Net Liquidation Losses for all Contracts that became Liquidated Contracts during the immediately preceding Due Period.

     "Record Date" means, with respect to any Payment Date, the Business Day immediately preceding such Payment Date.

     "Repurchase Price" means, with respect to a Contract to be repurchased pursuant to Section 3.05 or which becomes a Liquidated Contract, an amount equal to (a) the remaining principal amount outstanding on such Contract (without giving effect to any Advances paid by the Servicer or the Trustee, as applicable, with respect to such Contract pursuant to Section 8.02), plus (b) interest at the Pass-Through Rate on such Contract from the end of the Due Period with respect to which the Obligor last made a payment (without giving effect to any Advances paid by the Servicer or the Trustee, as


                                     1-10
applicable, with respect to such Contract pursuant to Section 8.02) through the date of such repurchase or liquidation.

     "Responsible Officer" means, with respect to the Trustee, the chairman and any vice chairman of the board of directors, the president, the chairman and vice chairman of any executive committee of the board of directors, every vice president, assistant vice president, the secretary, every assistant secretary, cashier or any assistant cashier, controller or assistant controller, the treasurer, every assistant treasurer, every trust officer, assistant trust officer and every other officer or assistant officer of the Trustee customarily performing functions similar to those performed by persons who at the time shall be such officers, respectively, or to whom a corporate trust matter is referred because of knowledge of, familiarity with, and authority to act with respect to a particular matter.

     "Scheduled Principal Balance" means, as to any Contract and any Payment Date or the Cut-off Date, the principal balance of such Contract as of the due date in the Due Period immediately preceding such Payment Date or as of the due date immediately preceding the Cut-off Date (or as of the Cut-off Date if the Cut-off Date is the date of origination of such Contract), as the case may be, as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy of an Obligor or similar proceeding or any moratorium or similar waiver or grace period) after giving effect to any previous partial Principal Prepayments and to the payment of principal due on such due date and irrespective of any delinquency in payment by, or extension granted to, the related Obligor.

     "Service Transfer" has the meaning assigned in Section 7.02.

     "Servicer" means the Company until any Service Transfer hereunder and thereafter means the new servicer appointed pursuant to Article VII.

     "Servicing Officer" means any officer of the Servicer involved in, or responsible for, the administration and servicing of Contracts whose name appears on a list of servicing officers appearing in an Officer's Certificate furnished to the Trustee by the Company, as the same may be amended from time to time.

     "Shortfall" has the meaning assigned in Section 8.03.

     "Trust" means the trust created by this Agreement, the corpus of which consists of (i) all the rights, benefits and obligations arising from and in connection with the Contracts, including all interest and principal received on or with respect to the Contracts (other than principal and interest due on the Contracts before the Cut-off Date), (ii) all


                                     1-11
rights under FHA Insurance in respect of each FHA-Insured Contract, (iii) all rights under the Errors and Omissions Protection Policy and the Fidelity Bond as such policy and bond relate to the Contracts, (iv) as to FHA-Insured Contracts, any rights under any flood insurance policy as such insurance relates to the Contracts, (v) all documents contained in the Contract Files, (vi) all proceeds and products of the foregoing, (vii) the Limited Guaranty and (viii) the remittances, deposits and payments made into the Certificate Account and amounts in the Certificate Account (including all proceeds of investments thereof).

     "Trustee Advance" has the meaning assigned in Section 11.16.

     Unpaid Interest Shortfall" means, with respect to any Payment Date, the amount, if any, by which the Monthly Interest for the immediately preceding Payment Date exceeded the amount distributed to Certificateholders on such preceding Payment Date pursuant to Section 8.04(b), plus one month's interest thereon (to the extent payment thereof is legally permissible) at the Pass-Through Rate, computed on the basis of a 360-day year of twelve 30-day months.


                                     1-12

                                   ARTICLE II

                 ESTABLISHMENT OF TRUST; TRANSFER OF CONTRACTS
                 ---------------------------------------------

     SECTION 2.01.  Closing.

     a. There is hereby created, by the Company as settlor, a separate trust which shall be known as Home Improvement Loan Trust Series 1995-E. The Trust shall be administered pursuant to the provisions of this Agreement for the benefit of the Certificateholders.

     b. The Company hereby transfers, assigns, sets over and otherwise conveys to the Trustee on behalf of the Trust, by execution of an assignment substantially in the form of Exhibit B hereto, (i) all the right, title and interest of the Company in and to the Contracts, including all interest and principal received by the Company on or with respect to the Contracts (other than principal and interest due on the Contracts before the Cut-off Date), (ii) all rights under FHA Insurance as such insurance relates to the FHA-Insured Contracts, (iii) as to FHA-Insured Contracts all rights under any flood insurance policy as such insurance relates to the Contracts, (iv) all rights under the Errors and Omissions Protection Policy and the Fidelity Bond as such policy and bond relate to the Contracts, (v) all documents contained in the Contract Files, and (vi) all proceeds and products of the foregoing. Although the Company and the Trustee agree that such transfer is intended to be a sale, rather than a pledge, of all of the Company's right, title and interest to such items, in the event such transfer is deemed to be a pledge to secure indebtedness, the Company shall be deemed to have granted to the Trustee a perfected first priority security interest in such items.

     c. Although the parties intend that the conveyance of the Company's right, title and interest in and to the Contracts pursuant to this Agreement shall constitute a purchase and sale and not a loan, if such conveyances are deemed to be a loan, the parties intend that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. If the conveyance is deemed to be a loan, the parties further intend and agree that the Company shall be deemed to have granted to the Trustee, and the Company does hereby grant to the Trustee, a perfected first-priority security interest in the items designated in Section 2.01(b)(i) through 2.01(b)(vi) above, and that this Agreement shall constitute a security agreement under applicable law. If the trust created by this Agreement terminates prior to the satisfaction of the claims of any Person under any Certificates, the security interest created hereby shall continue in full force and effect and the Trustee shall be deemed to be the collateral agent for the benefit of such Person.


                                      2-1

     SECTION 2.02.  Conditions to the Closing.

     On or before the Closing Date, the Company shall deliver or cause to be delivered the following documents to the Trustee:

          a. The List of Contracts, certified by the Chairman of the Board, President or any Vice President of the Company.

          b. A certificate of an officer of the Company substantially in the form of Exhibit C hereto.

          c. An Opinion of Counsel for the Company substantially in the form of Exhibit D hereto.

          d. A letter from Coopers & Lybrand, or another nationally recognized accounting firm, stating that such firm has reviewed the Contracts on a statistical sampling basis and, based on such sampling, concluding that the Contracts conform in all material respects to the List of Contracts, to a confidence level of 97.5%, with an error rate not in excess of 1.8%, specifying those Contracts which do not so conform.

          e. Copies of resolutions of the board of directors of the Company or of the executive committee of the board of directors of the Company approving the execution, delivery and performance of this Agreement and the transactions contemplated hereunder, certified in each case by the secretary or an assistant secretary of the Company.

          f. Officially certified recent evidence of due incorporation and good standing of the Company under the laws of the State of Delaware.

          g.  An Officer's Certificate listing the Servicer's Servicing
     Officers.

          h. Evidence of continued coverage of the Company under the Errors and Omissions Protection Policy.

          i. Evidence of deposit in the Certificate Account of all funds received with respect to the Contracts from the Cut-off Date to the Closing Date, other than amounts due before the Cut-off Date, together with an Officer's Certificate to the effect that such amount is correct.

          j. An Officer's Certificate confirming that the Company's internal audit department has reviewed the original or a copy of each Contract and each


                                      2-2

     Contract File, that each Contract and Contract File conforms in all material respects with the List of Contracts and that each Contract File is complete.

     SECTION 2.03.  Acceptance by Trustee.

     a. On the Closing Date, if the conditions set forth in Section 2.02 have been satisfied, the Trustee shall deliver a certificate to the Company substantially in the form of Exhibit E hereto acknowledging conveyance of the Contracts and Contract Files to the Trustee and declaring that the Trustee, directly or through a Custodian, will hold all Contracts that have been delivered in trust, upon the trusts herein set forth, for the use and benefit of all Certificateholders, and shall issue, to or upon the order of the Company, the Certificates representing, in the aggregate, ownership of the entire beneficial interest in the Trust.

     b. If, in its review of the Contract Files as described in Exhibit E, the Trustee or a Custodian discovers a breach of the representations or warranties set forth in Sections 3.02, 3.03 or 3.04 of this Agreement, or in the Officer's Certificate delivered pursuant to Section 2.02(j) of this Agreement, the Company shall cure such breach or repurchase such Contract pursuant to Section 3.05.

     SECTION 2.04.  Grantor Trust Provisions.

          The Company, as Servicer, the Trustee and the Certificateholders, by acceptance of the Certificates, each agree that the Trust is intended to be treated as a Grantor Trust for federal income tax purposes. In furtherance of the foregoing, the Trustee (at the direction of the Company or the Servicer), the Company and the Servicer shall take, or refrain from taking, all such action as is necessary to maintain the status of the Trust as a Grantor Trust. After the Closing Date, neither the Trustee, the Company nor any Servicer shall (i) accept any contribution of assets to the Trust other than advances pursuant to
Section 8.02, (ii) dispose of any portion of the Trust other than as provided in Sections 3.05 and 8.06, or (iii) engage in any activity which would, directly or indirectly, adversely affect the status of the Trust as a Grantor Trust.


                                      2-3

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     The Company makes the following representations and warranties, effective as of the Closing Date, on which the Trustee will rely in accepting the Contracts in trust and issuing the Certificates on behalf of the Trust. The repurchase and indemnification obligations of the Company set forth in Section
3.05 constitute the sole remedies available to the Trust or the Certificateholders for a breach of a representation or warranty of the Company set forth in Section 3.02, 3.03 or 3.04 of this Agreement or in the Officer's Certificate delivered pursuant to Section 2.02(j) of this Agreement.

     SECTION 3.01.  Representations and Warranties Regarding the Company.

     The Company represents and warrants to the Certificateholders that:

          a. Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the corporate power to own its assets and to transact the business in which it is currently engaged. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Company.

          b. Authorization; Binding Obligations. The Company has the power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under this Agreement, and to create the Trust and cause it to make, execute, deliver and perform its obligations under this Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and to cause the Trust to be created. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

          c. No Consent Required. The Company is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency


                                      3-1
     in connection with the execution, delivery, performance, validity or enforceability of this Agreement.

          d. No Violations. The execution, delivery and performance of this Agreement by the Company will not violate any provision of any existing law or regulation or any order or decree of any court or the Certificate of Incorporation or Bylaws of the Company, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Company is a party or by which the Company may be bound.

          e. Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Company threatened, against the Company or any of its properties or with respect to this Agreement or the Certificates which, if adversely determined, would in the opinion of the Company have a material adverse effect on the transactions contemplated by this Agreement.

          f. Licensing. The Company is duly licensed in each state in which Contracts were originated to the extent the Company is required to be licensed by applicable law in connection with the origination and servicing of the Contracts.

     SECTION 3.02.  Representations and Warranties Regarding Each Contract.

     The Company represents and warrants to the Certificateholders as to each Contract:

          a. List of Contracts. The information set forth in the List of Contracts is true and correct as of its date.

          b. Payments. As of the Cut-off Date, the most recent scheduled payment due under the Contract was made by or on behalf of the Obligor or was not delinquent for more than 59 days.

          c. Costs Paid and No Waivers. The terms of the Contract have not been waived, altered or modified in any respect, except by instruments or documents identified in the Contract File. All costs, fees and expenses incurred in making and closing the Contract have been paid.

          d. Binding Obligation. The Contract is the legal, valid and binding obligation of the Obligor thereunder and is enforceable in accordance with its terms, except as such enforceability may be limited by laws affecting the enforcement of creditors' rights generally.

                                      3-2

          e. No Defenses. The Contract is not subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and the operation of any of the terms of the Contract or the exercise of any right thereunder will not render the Contract unenforceable in whole or in part or subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and no such right of rescission, setoff, counterclaim or defense has been asserted with respect thereto.

          f. Underwriting Guidelines. Each Contract was originated or purchased in accordance with the Company's then-current underwriting guidelines.

          g. FHA Insurance. If the Contract is an FHA-Insured Contract, such Contract was originated in compliance with FHA Regulations and is insured, without set-off, surcharge or defense, by FHA Insurance.
     Following the assignment of such FHA-Insured Contract to the Trustee, the Trustee on behalf of the Trust will be entitled to the full benefits of the FHA Insurance.

          h. Lawful Assignment. The Contract was not originated in and is not subject to the laws of any jurisdiction whose laws would make the transfer of the Contract under this Agreement or pursuant to transfers of Certificates unlawful or render the Contract unenforceable. The Company has duly executed a valid blanket assignment of the Contracts transferred to the Trust, and has transferred all its right, title and interest in such Contracts, including all rights the Company may have against the originating contractor-seller with respect to Contracts originated by a contractor-seller rather than the Company, to the Trust. The blanket assignment, any and all documents executed by the Company pursuant to
     Section 2.01(b) hereof, and this Agreement each constitute the legal, valid and binding obligation of the Company enforceable in accordance with their respective terms.

          i. Compliance with Law. At the date of origination of the Contract, all requirements of any federal and state laws, rules and regulations applicable to the Contract, including, without limitation, usury and truth in lending laws and (if such Contract is an FHA-Insured Contract) the FHA Regulations have been complied with, and the Company shall for at least the period of this Agreement, maintain in its possession, available for the Trustee's inspection, and shall deliver to the Trustee upon demand, evidence of compliance with all such requirements.

          j. Contract in Force. The Contract has not been satisfied or subordinated in whole or in part or rescinded.


                                      3-3

          k. Capacity of Parties. The signature(s) of the Obligor(s) on the Contract are genuine and all parties to the Contract had full legal capacity to execute the Contract.

          l. Good Title. The Company is the sole owner of the Contract and, if such Contract is an FHA-Insured Contract, because the Trustee is a lender approved by HUD to originate and purchase Title I loans under a valid Title I contract of insurance, has the authority to sell, transfer and assign such Contract to the Trust under the terms of this Agreement. There has been no assignment, sale or hypothecation of the Contract by the Company except the usual past hypothecation of the Contract in connection with the Company's normal banking transactions in the conduct of its business, which hypothecation terminates upon sale of the Contract to the Trust. The Company has good and marketable title to the Contract, free and clear of any encumbrance, equity, loan, pledge, charge, claim, lien or encumbrance of any type and has full right to transfer the Contract to the Trust.

          m. No Defaults. As of the Cut-off Date, there was no default, breach, violation or event permitting acceleration existing under the Contract and no event which, with notice and the expiration of any grace or cure period, would constitute such a default, breach, violation or event permitting acceleration under such Contract (except payment delinquencies permitted by clause (b) above). The Company has not waived any such default, breach, violation or event permitting acceleration except payment delinquencies permitted by clause (b) above.

          n. Equal Installments. The Contract has a fixed Contract Interest Rate and provides for level monthly payments which fully amortize the loan over its term.

          o. One Original. There is only one original executed Contract, which Contract has been delivered to the Trustee or its Custodian on or before the Closing Date.

          p. Genuine Documents. All documents submitted are genuine, and all other representations as to each Contract, including the List of Contracts delivered to the Trustee, are true and correct. Any copies of documents provided by the Company are accurate and complete (except that, with respect to each Contract that was originated by a contractor-seller rather than the Company, the Company makes such representation and warranty only to the best of the Company's knowledge).


                                      3-4

          q. Origination. The Contract was originated by a home improvement contractor in the ordinary course of such contractor's business or was originated by the Company directly.

          r. Good Repair. The property described in the Contract is, to the best of the Company's knowledge, free of damage and in good repair.

     SECTION 3.03. Representations and Warranties Regarding the Contracts in the Aggregate.

     The Company represents and warrants to the Certificateholders that:

          a. Amounts. The Cut-off Date Pool Principal Balance equals the Original Series 1995-E Certificate Principal Balance, and each Contract has a Contract Interest Rate greater than the Pass-Through Rate.

          b. Characteristics. The Contracts have the following characteristics: (i) all Contracts are unsecured contracts; (ii) no Contract has a remaining maturity of more than 299 months; and (iii) the final scheduled payment date on the Contract with the latest maturity is in July 2020. No Contract was originated before August, 1993. No Contract has a Contract Interest Rate less than 10.25%.

          c. Geographic Concentrations. By Cut-off Date Principal Balance, 12.52% of the Contracts relate to improvements to property located in Massachusetts, and 10.59% in California. No other state represents more than 5% of the Cut-off Date Pool Principal Balance. No more than 1% of the Contracts by Cut-off Date Principal Balance relate to improvements to property located in an area with the same five-digit zip code.

          d. Marking Records. By the Closing Date, the Company has caused the portions of the Electronic Ledger relating to the Contracts to be clearly and unambiguously marked to indicate that such Contracts constitute part of the Trust and are owned by the Trust in accordance with the terms of the Trust created hereunder.

          e. No Adverse Selection. No adverse selection procedures have been employed in selecting the Contracts.

          f. Contractor Concentration. No more than 2% of the Contracts, by Cut-off Date Principal Balance, were originated by any one contractor.


                                      3-5

     SECTION 3.04.  Representations and Warranties Regarding the Contract Files.

     The Company represents and warrants to the Certificateholders that:

          a. Possession. Immediately prior to the Closing Date, the Company will have possession of each original Contract and the related Contract File, and there are and there will be no custodial agreements or servicing contracts in effect materially and adversely affecting the rights of the Company to make, or cause to be made, any delivery required hereunder.

          b. Bulk Transfer Laws. The transfer, assignment and conveyance of the Contracts and the Contract Files by the Company pursuant to this Agreement is not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

     SECTION 3.05. Repurchases of Contracts for Breach of Representations and Warranties.

     a. The Company shall repurchase a Contract, at its Repurchase Price, not later than 90 days after the day on which the Company, the Servicer or the Trustee first discovers or should have discovered a breach of a representation or warranty of the Company set forth in Sections 3.02, 3.03 or 3.04 of this Agreement or in the Officer's Certificate delivered pursuant to Section 2.02(j) of this Agreement that materially adversely affects the Trust's or the Certificateholders' interest in such Contract and which breach has not been cured; provided, however, that (i) in the event that a party other than the Company first becomes aware of such breach, such discovering party shall notify the Company in writing within 5 Business Days of the date of such discovery and
(ii) with respect to any Contract incorrectly described on the List of Contracts with respect to unpaid principal balance, which the Company would otherwise be required to repurchase pursuant to this Section, the Company may, in lieu of repurchasing such Contract, deposit in the Certificate Account within 90 days from the date of such discovery cash in an amount sufficient to cure such deficiency or discrepancy. Any such cash so deposited shall be distributed to Certificateholders on the immediately following Payment Date as a collection of principal or interest on such Contract, according to the nature of the deficiency or discrepancy. Notwithstanding any other provision of this Agreement, the obligation of the Company under this Section shall not terminate upon a Service Transfer pursuant to Article VII.

     b. Notwithstanding subparagraph (a) above, the Company shall repurchase any Contract, at its respective Repurchase Price, if the Company has failed to deliver the related Contract File to the Trustee within 30 days of the Closing Date.


                                      3-6

     c. The Company shall defend and indemnify the Trustee and the Certificateholders against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of any third-party action arising out of any breach of any such representation and warranty.


                                      3-7

                                   ARTICLE IV

          PERFECTION OF TRANSFER AND PROTECTION OF SECURITY INTERESTS
          -----------------------------------------------------------

     SECTION 4.01.  Transfer of Contracts.

     a. On or prior to the Closing Date, the Company shall deliver the Contract Files to the Trustee. The Trustee shall maintain the Contract Files at its office or with a duly appointed Custodian. The Trustee may release a Contract File to the Servicer pursuant to Section 5.07. The Company has filed a form UCC-1 financing statement regarding the sale of the Contracts to the Trustee, and shall file continuation statements in respect of such UCC-1 financing statement as if such financing statement were necessary to perfect such sale. The Company shall take any other actions necessary to maintain the perfection of the sale of the Contracts to the Trustee.

     b. If at any time during the term of this Agreement the Company does not have a long-term senior debt rating of Baa3 or higher from Moody's, the Company shall promptly execute and deliver to the Trustee (if it has not previously done so) endorsements of each Contract.

     SECTION 4.02.  Costs and Expenses.

          The Servicer agrees to pay all reasonable costs and disbursements in connection with the vesting (including the perfection and the maintenance of perfection, as against all third parties) in the Trust of all right, title and interest in and to the Contracts.


                                      4-1

                                   ARTICLE V

                             SERVICING OF CONTRACTS
                             ----------------------

     SECTION 5.01.  Responsibility for Contract Administration.

     The Servicer will have the sole obligation to manage, administer, service and make collections on the Contracts and perform or cause to be performed all contractual and customary undertakings of the holder of the Contracts to the Obligor. The Company, if it is the Servicer, may delegate some or all of its servicing duties to a wholly owned subsidiary of the Company, for so long as such subsidiary remains, directly or indirectly, a wholly owned subsidiary of the Company. Notwithstanding any such delegation the Company shall retain all of the rights and obligations of the Servicer hereunder. The Trustee, at the request of a Servicing Officer, shall furnish the Servicer with any powers of attorney or other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. The Company is hereby appointed the Servicer until such time as any Service Transfer shall be effected under Article VII.

     SECTION 5.02.  Standard of Care.

     In managing, administering, servicing and making collections on the Contracts pursuant to this Agreement, the Servicer will exercise that degree of skill and care required by FHA (in the case of FHA-Insured Contracts) consistent with the highest degree of skill and care that the Servicer exercises with respect to similar contracts (including manufactured housing contracts) serviced by the Servicer; provided, however, that such degree of skill and care shall be at least as favorable as the degree of skill and care generally applied by prudent servicers of home improvement contracts and promissory notes for prudent institutional investors.

     SECTION 5.03.  Records.

     The Servicer shall, during the period it is servicer hereunder, maintain such books of account and other records as will enable the Trustee to determine the status of each Contract.

     SECTION 5.04.  Inspection.

     a. At all times during the term hereof, the Servicer shall afford the Trustee and its authorized agents reasonable access during normal business hours to the Servicer's records relating to the Contracts, which have not previously been provided to the Trust, and will cause its personnel to assist in any examination of such records by the Trustee. The examination referred to in this Section will be conducted in a manner


                                      5-1
which does not unreasonably interfere with the Servicer's normal operations or customer or employee relations. Without otherwise limiting the scope of the examination the Trustee may make, the Trustee may, using generally accepted audit procedures, verify the status of each Contract and review the Electronic Ledger and records relating thereto for conformity to Monthly Reports prepared pursuant to Article VI and compliance with the standards represented to exist as to each Contract in this Agreement.

     b. At all times during the term hereof, the Servicer shall keep available a copy of the List of Contracts at its principal executive office for inspection by Certificateholders.

     c. A Certificateholder holding Certificates representing in the aggregate at least 5% of the Percentage Interest in the Trust shall have the rights of inspection afforded to the Trustee pursuant to this Section 5.04.

     SECTION 5.05.  Certificate Account.

     a. On or before the Closing Date, the Company shall establish the Certificate Account on behalf of the Trust, which shall be an Eligible Account. The Servicer shall pay into the Certificate Account as promptly as practicable (not later than the next Business Day) following receipt thereof, all amounts received with respect to the Contracts, including all proceeds of FHA Insurance claims received by the Servicer, other than extension fees and assumption fees, which fees shall be retained by the Servicer as compensation for servicing the Contracts. The Trustee shall pay into the Certificate Account as promptly as practicable all proceeds of FHA Insurance claims with respect to FHA-Insured contracts by the Trustee. All amounts paid into the Certificate Account under this Agreement shall be held in trust for the Trustee and the Certificateholders until payment of any such amounts is authorized under this Agreement. Only the Trustee may withdraw funds from the Certificate Account.

     b. If the Servicer so directs, the institution maintaining the Certificate Account shall, in the name of the Trustee in its capacity as such, invest the amounts in the Certificate Account in Eligible Investments that mature not later than one Business Day prior to the next succeeding Payment Date. Once such funds are invested, such Eligible Institution shall not change the investment of such funds. All income and gain from such investments shall be added to the Certificate Account and distributed on such Payment Date pursuant to Section 8.04(b). Losses, if any, realized on amounts in the Certificate Account invested pursuant to this paragraph shall first be credited against undistributed investment earnings on amounts in the Certificate Account invested pursuant to this paragraph, and shall thereafter be deemed to reduce the amount on deposit in the Certificate Account and otherwise available for distribution to Certificateholders pursuant to Section 8.01. The Company, the Servicer and the Trustee shall in no way be liable for


                                      5-2
losses on amounts invested in accordance with the provisions hereof. Funds in the Certificate Account not so invested must be insured to the extent permitted by law by the Federal Deposit Insurance Corporation. "Eligible Investments" are any of the following:

          (i) direct obligations of, and obligations fully guaranteed by, the United States of America, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

          (ii) (A) demand and time deposits in, certificates of deposit of, bankers' acceptances issued by, or federal funds sold by any depository institution or trust company (including the Trustee or any Affiliate of the Trustee, acting in its commercial capacity) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, the commercial paper or other short-term debt obligations of such depository institution or trust company are rated at least P-1 by Moody's and (B) any other demand or time deposit or certificate of deposit which is fully insured by the Federal Deposit Insurance Corporation;

          (iii) shares of an investment company registered under the Investment Company Act of 1940, whose shares are registered under the Securities Act of 1933 and are rated Aaa by Moody's, and whose only investments are in securities described in clauses (i) and (ii) above;

          (iv) repurchase obligations with respect to (A) any security described in clause (i) above or (B) any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii)(A) above;

          (v) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any State thereof which have a credit rating of at least Aa2 from Moody's at the time of such investment; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the corpus of the Trust to exceed 10% of amounts held in the Certificate Account; and


                                      5-3

          (vi) commercial paper having a rating of at least P-1 from Moody's at the time of such investment or pledge as security.

     The Trustee may trade with itself or an Affiliate in the purchase or sale of such Eligible Investments.

     c. If at any time the Trustee receives notice (from Moody's, the Servicer or otherwise) that the Certificate Account has ceased to be an Eligible Account, the Trustee shall, as soon as practicable but in no event later than five Business Days of the Trustee's receipt of such notice, transfer the Certificate Account and all funds and Eligible Investments therein to an Eligible Account. Following any such transfer, the Trustee shall notify Moody's and the Servicer of the location of the Certificate Account.

     SECTION 5.06.  Enforcement.

     a. The Servicer shall, consistent with customary servicing procedures, act with respect to the Contracts in such manner as will maximize the receipt of principal and interest on such Contracts and liquidation proceeds with respect to Liquidated Contracts. The Company shall pay all FHA Insurance premiums required by FHA Regulations in respect of FHA-Insured Contracts; if the Company is no longer the Servicer and fails to pay such FHA Insurance premiums, the successor Servicer shall pay such premiums and shall be entitled to reimbursement therefor in accordance with Section 8.04. The Servicer shall comply with FHA Regulations in servicing FHA-Insured Contracts so that the related FHA Insurance remains in full force and effect, except for good-faith disputes relating to FHA Regulations or such FHA Insurance.

     b.  In accordance with the standard of care specified in Paragraph
5.02, the Servicer may, in its own name, if possible, or as agent for the Trust, take such steps that in the Servicer's reasonable judgment will maximize liquidation proceeds with respect to the Contract, including, for example, the sale of the Contract to a third party for enforcement or the submission of a claim to FHA (with respect to an FHA-Insured Contract). The Servicer shall also deposit in the Certificate Account any Net Liquidation Proceeds received in connection with any Contract which became a Liquidated Contract in a prior Due Period.

     c. The Servicer may sue to enforce or collect upon Contracts, in its own name, if possible, or as agent for the Trust. If the Servicer elects to commence a legal proceeding to enforce a Contract, the act of commencement shall be deemed to be an automatic assignment of the Contract to the Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce a Contract on the grounds that it is not a real party in interest or a holder entitled to enforce the Contract, the Trustee on behalf of the Trust shall, at the


                                      5-4

Servicer's expense, take such steps as the Servicer deems necessary to enforce the Contract, including bringing suit in its name or the names of the Certificateholders.

     d. The Servicer may grant to the Obligor on any Contract any rebate, refund or adjustment out of the Certificate Account that the Servicer in good faith believes is required because of prepayment in full of the Contract. The Servicer will not permit any rescission or cancellation of any Contract.

     e. If, following the termination of the Trust pursuant to Section 12.04, HUD demands reimbursement of an FHA Insurance claim paid on an FHA-Insured Contract prior to the termination of the Trust, the Servicer agrees that it will not seek to recover any such amount from the Trustee or the Certificateholders.

     f. Any provision of this Agreement to the contrary notwithstanding, the Servicer shall not agree to the modification or waiver of any provision of a Contract, if such modification or waiver would be treated as a taxable exchange under Section 1001 of the Code or any proposed, temporary or final Treasury Regulations promulgated thereunder.

     SECTION 5.07.  Trustee to Cooperate.

     a. Upon payment in full on any Contract, the Servicer will notify the Trustee and the Company (if the Company is not the Servicer) on the next succeeding Payment Date by certification of a Servicing Officer (which certification shall include a statement to the effect that all amounts received in connection with such payments which are required to be deposited in the Certificate Account pursuant to Section 5.05 have been so deposited) and shall request delivery of the Contract and Contract File to the Servicer. Upon receipt of such delivery and request, the Trustee shall promptly release or cause to be released such Contract and Contract File to the Servicer. Upon receipt of such Contract and Contract File, each of the Company (if different from the Servicer) and the Servicer is authorized to execute an instrument in satisfaction of such Contract and to do such other acts and execute such other documents as the Servicer deems necessary to discharge the Obligor thereunder. The Servicer shall determine when a Contract has been paid in full; provided that, to the extent that insufficient payments are received on a Contract credited by the Servicer as prepaid or paid in full and satisfied, the shortfall shall be paid by the Servicer out of its own funds, without any right of reimbursement therefor (except from additional amounts recovered from the related Obligor or otherwise in respect of such Contract), and deposited in the Certificate Account.

     b. If the Servicer elects to submit a claim to FHA under the FHA Insurance in respect of an FHA-Insured Contract and payment is received from FHA, the Servicer shall notify the Trustee and the Company (if the Company is not the Servicer) on the


                                      5-5
next succeeding Payment Date by certification of a Servicing Officer (which certification shall include a statement to the effect that all amounts received in connection with such payments which are required to be deposited in the Certificate Account pursuant to Section 5.05 have been so deposited) and shall request delivery of the Contract and Contract File to the Servicer. Upon receipt of such delivery and request, the Trustee shall promptly release or cause to be released such Contract and Contract File to the Servicer.

     c. From time to time as appropriate for servicing and making a claim for FHA Insurance coverage in connection with an FHA-Insured Contract, the Trustee shall, upon written request of a Servicing Officer and delivery to the Trustee of a receipt signed by such Servicing Officer, cause the original Contract and the related Contract File to be released to the Servicer and shall execute such documents as the Servicer shall deem necessary to the prosecution of any such proceedings. Upon request of a Servicing Officer, the Trustee shall perform such other acts as reasonably requested by the Servicer and otherwise cooperate with the Servicer in enforcement of the Certificateholders' rights and remedies with respect to Contracts.

     d. The Servicer's receipt of a Contract and/or Contract File shall obligate the Servicer to return the original Contract and the related Contract File to the Trustee when its need by the Servicer has ceased unless the Contract shall be liquidated or repurchased as described in Section 3.05 or 8.06.

     SECTION 5.08.  Costs and Expenses.

     Except as provided in Section 8.04(b) for the reimbursement of Advances, all costs and expenses incurred by the Servicer in carrying out its duties hereunder (including payment of FHA Insurance premiums, the Trustee's fees pursuant to Section 11.06, fees and expenses of accountants and payments of all fees and expenses incurred in connection with the enforcement of Contracts and all other fees and expenses not expressly stated hereunder to be for the account of the Trust) shall be paid by the Servicer and the Servicer shall not be entitled to reimbursement hereunder, except that the Servicer shall be reimbursed out of the liquidation proceeds of a Liquidated Contract (including FHA Insurance proceeds) for customary out-of-pocket liquidation expenses incurred by it. The Servicer shall not incur such liquidation expenses unless it determines in its good faith business judgment that incurring such expenses will increase the Net Liquidation Proceeds on the related Contract. The Servicer's out-of-pocket liquidation expenses in connection with the submission of a claim to FHA currently do not exceed $100 per Contract.


                                      5-6

     SECTION 5.09.  Maintenance of Insurance.

     The Servicer shall at all times keep in force a policy or policies of insurance covering errors and omissions for failure to maintain insurance as required by this Agreement, and a fidelity bond. Such policy or policies and such fidelity bond shall be in such form and amount as is generally customary among persons who service a portfolio of home improvement loans having an aggregate principal amount of $10,000,000 or more, and which are generally regarded as servicers acceptable to institutional investors. The Servicer shall cause to be maintained with respect to any real property related to an FHA-Insured Contract such hazard insurance and flood insurance as may be required by FHA Regulations, it being understood at the Closing Date that neither hazard nor flood insurance is required to be maintained with respect to the Contracts under the FHA Regulations.

     SECTION 5.10  Merger or Consolidation of Servicer.

     Any Person into which the Servicer may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Servicer shall be a party shall be the successor of the Servicer hereunder, provided such Person shall be an Eligible Servicer, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Servicer shall promptly notify Moody's in the event it is a party to any merger, conversion or consolidation.


                                      5-7

                                   ARTICLE VI

                            REPORTS AND TAX MATTERS
                            -----------------------

     SECTION 6.01.  Monthly Reports.

     No later than one Business Day following each Determination Date, the Servicer shall deliver to the Trustee, Moody's a Monthly Report, substantially in the form of Exhibit I hereto, which report shall include the following information with respect to the immediately following Payment Date:

          a. The amount of Monthly Principal to be distributed on such Payment Date pursuant to Section 8.01, which, subject to the Amount Available therefor in accordance with Section 8.04(b), shall be:

               (i) The amount of regular principal payments on Contracts paid or applied during the prior Due Period (other than the amount attributable to principal of any payment received during such Due Period and due in a previous Due Period, if such payment was previously advanced as a Delinquent Payment pursuant to Section 8.02); plus

               (ii) The amount of Principal Prepayments received during the prior Due Period; plus

               (iii) The amount of any Delinquent Payments that is attributable to principal on the related Contracts, whether or not such Delinquent Payments will be advanced pursuant to Section 8.02; plus

               (iv) The aggregate remaining principal balance of all Contracts that became Liquidated Contracts during the prior Due Period; plus

               (v) The aggregate Repurchase Price paid by the Company for any Contracts repurchased during the prior Due Period as described in
          Section 3.05 that is attributable to the principal amount outstanding on such Contracts; plus

               (vi) The amount of any reduction in the principal amount deemed owed by the Obligor as a result of the Obligor's bankruptcy; plus

               (vii) The aggregate principal amount specified in clauses (i) through (vi) above, for all prior Payment Dates that was not previously distributed because of an insufficient amount available in the Certificate


                                      6-1

          Account (after taking into account amounts deposited therein pursuant to the Limited Guaranty).

          b. the amount of Monthly Interest to be paid on such Payment Date, subject to the Amount Available therefor in accordance with Section 8.04(b);

          c. the remaining Aggregate Certificate Principal Balance after giving effect to the payment of Monthly Principal on such Payment Date (on which Monthly Interest will be calculated on the next succeeding Payment Date);

          d.  the total amount of Advances to be made by the Servicer;

          e. the total amount of Advances made by the Servicer on prior Payment Dates for which the Servicer has not been reimbursed;

          f. the amount in the Company's FHA Insurance Reserve available to pay FHA Insurance claims on the FHA-Insured Contracts;

          g. the Collected Amount for the prior Due Period and the Shortfall (if any) for such Payment Date;

          h. the amounts of fees previously paid or to be paid on such Payment Date by the Trust in respect of the prior Due Period, separately identifying the Monthly Servicing Fee paid during the prior Due Period;

          i. the Pool Factor immediately before and immediately after such Payment Date;

          j.  the Pool Scheduled Principal Balance for such Payment Date;

          k. the number of Contracts with Delinquent Payments, identifying such Contracts and the amount of such Delinquent Payments, and the number of and aggregate unpaid principal balance of Contracts with payments delinquent 31-59, 60-89 and 90+ days, respectively;

          l. the number of Liquidated Contracts, identifying such Contracts and the Net Liquidation Loss on such Contracts;

          m. the Average Sixty-Day Delinquency Ratio, the Current Realized Loss Ratio and the Cumulative Realized Loss Ratio; and


                                      6-2

          n. the Guaranty Amount and the payment to be made by the Company, if any, relating to such Payment Date pursuant to the Limited Guaranty; and

          o. the aggregate number and principal amount of FHA-Insured Contracts on which either (i) the Servicer has submitted a claim for FHA Insurance, HUD rejected such claim and the Servicer has determined not to resubmit such claim, or (ii) the Servicer has determined not to submit a claim for FHA Insurance because such claim would not be paid by HUD.

     SECTION 6.02.  Officer's Certificate.

     Each Monthly Report pursuant to Section 6.01 shall be accompanied by a certificate of a Servicing Officer substantially in the form of Exhibit F, certifying the accuracy of the Monthly Report and that no Event of Termination or event that with notice or lapse of time or both would become an Event of Termination has occurred, or if such event has occurred and is continuing, specifying the event and its status.

     SECTION 6.03.  Other Data.

     In addition, the Company and (if different from the Company) the Servicer shall, on request of the Trustee, Moody's, furnish the Trustee and/or Moody's such underlying data as may be reasonably requested.

     SECTION 6.04.  Annual Report of Accountants.

     On or before May 1 of each year, commencing May 1, 1996, the Servicer at its expense shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trustee and Moody's to the effect that such firm has examined certain documents and records relating to the servicing of the home improvement contracts and promissory notes under pooling and servicing agreements substantially similar one to another (such statement to have attached thereto a schedule setting forth the pooling and servicing agreements covered thereby, including this Agreement) and that, on the basis of such examination, conducted substantially in compliance with generally accepted auditing standards, (i) such servicing has been conducted in compliance with such pooling and servicing agreements, and (ii) the Servicer's payment of FHA Insurance premiums and submission of FHA Insurance claims has been conducted in compliance with FHA Regulations, except for such significant exceptions or errors in records that, in the opinion of such firm, generally accepted auditing standards requires it to report.


                                      6-3

     SECTION 6.05.  Statements to Certificateholders.

     a.   Concurrently with each distribution to Certificateholders pursuant to
Article VIII, the Trustee, in its capacity as Certificate Registrar and Paying Agent, shall cause to be mailed to Moody's and to each Certificateholder at the address appearing on the Certificate Register a statement as of the related Payment Date prepared by the Servicer setting forth:

          (i) the amount of the aggregate distribution to the Certificate-holders which constitutes Monthly Principal, specifying the amounts attributable to scheduled payments by Obligors, to Principal Prepayments by Obligors, and to other payments with respect to principal;

          (ii) the amount of the aggregate distribution to the Certificateholders which constitutes Monthly Interest;

          (iii) the remaining Aggregate Certificate Principal Balance (after giving effect to the payment of Monthly Principal on such Payment Date);

          (iv) the Company's FHA Insurance reserve amount (as of the most recent date available);

          (v) the Average Sixty-Day Delinquency Ratio and the Cumulative Realized Loss Ratio;

          (vi) the amount of fees paid out of the Trust, separately identifying each such fee;

          (vii) the Pool Factor immediately before and immediately after such Payment Date;

          (viii) the number and aggregate principal balance of Contracts delinquent 31-59, 60-89 and 90+ days, respectively;

          (ix) the number of Contracts that became Liquidated Contracts during the immediately preceding Due Period;

          (x) the Guaranty Amount and the payment to be made by the Company, if any, relating to such Payment Date pursuant to the Limited Guaranty;


                                      6-4

          (xi) such other customary factual information as is available to the Company or the Servicer (if different from the Company) to enable Certificateholders to prepare their tax returns, including information required with respect to computing the accrual of market discount; and

          (xii) such other customary factual information as is available to the Company or the Servicer (if different from the Company) as the Servicer can reasonably obtain from its existing data base to enable Certificateholders to comply with regulatory requirements.

     b. Within 75 days after the end of each calendar year, the Certificate Registrar shall mail to each Certificateholder of record at any time during such year a report prepared by the Servicer as to the aggregate amounts of interest accrued and principal paid to such Certificateholder, and any additional information reported pursuant to subsections (a)(x) and (a)(xi) of this Section 6.05, attributable to such Certificateholder.

     c. A Certificateholder holding Certificates representing in the aggregate at least 5% of the Percentage Interest in the Trust shall, upon written request to the Trustee, be entitled to receive copies of all reports provided to the Trustee.

     SECTION 6.06.  Payment of Taxes.

     The Servicer shall be responsible for and agrees to prepare, make and file all federal, state, local or other tax returns, information statements and other returns and documents of every kind and nature whatsoever required to be made or filed by or on behalf of the Trust pursuant to the Code and other applicable tax laws and regulations. Each such return, statement and document shall, to the extent required by the Code or other applicable law and at the request of the Servicer, be signed on behalf of the Trust by the Trustee. The Trustee shall have no responsibility whatsoever for the accuracy or completeness of any such return, statement or document. The Servicer agrees to indemnify the Trustee and hold it harmless for, from, against and in respect to any and all liability, loss, damage and expense which may be incurred by the Trustee based upon or as a result of the Trustee's execution of any and all such tax returns, statements and documents.


                                      6-5

                                  ARTICLE VII

                                SERVICE TRANSFER
                                ----------------

     SECTION 7.01.  Events of Termination.

     "Event of Termination" means the occurrence of any of the following:

          a. Any failure by the Servicer to make any payment or deposit required to be made hereunder (including an Advance) and the continuance of such failure for a period of four Business Days;

          b. Failure on the Servicer's part to observe or perform in any material respect any covenant or agreement in this Agreement (other than a covenant or agreement which is elsewhere in this Section specifically dealt with) which continues unremedied for 30 days;

          c. Any assignment by the Servicer of its duties or rights hereunder except as specifically permitted hereunder, or any attempt to make such an assignment;

          d. A court having jurisdiction in the premises shall have entered a decree or order for relief in respect of the Servicer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Servicer, as the case may be, or for any substantial liquidation of its affairs;

          e. The Servicer shall have commenced a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall have consented to the entry of an order for relief in an involuntary case under any such law, or shall have consented to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) of the Servicer or for any substantial part of its property, or shall have made any general assignment for the benefit of its creditors, or shall have failed to, or admitted in writing its inability to, pay its debts as they become due, or shall have taken any corporate action in furtherance of the foregoing;

          f.   The failure of the Servicer to be an Eligible Servicer; or

          g. If the Company is the Servicer, the Company's servicing rights under its master seller-servicer agreement with GNMA are terminated by GNMA.


                                      7-1

     SECTION 7.02.  Transfer.

     If an Event of Termination has occurred and is continuing, either the Trustee or Certificateholders with aggregate Percentage Interests representing 25% or more of the Trust, by notice in writing to the Servicer (and to the Trustee if given by the Certificateholders) may terminate all (but not less than all) of the Servicer's management, administrative, servicing and collection functions (such termination being herein called a "Service Transfer"). On receipt of such notice (or, if later, on a date designated therein), all authority and power of the Servicer under this Agreement, whether with respect to the Contracts, the Contract Files or otherwise (except with respect to the Certificate Account, the transfer of which shall be governed by Section 7.06), shall pass to and be vested in the Trustee pursuant to and under this Section 7.02; and, without limitation, the Trustee is authorized and empowered to execute and deliver on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do any and all acts or things necessary or appropriate to effect the purposes of such notice of termination. If the Servicer was the lender of record for purposes of the FHA Insurance relating to FHA-Insured Contracts, the Trustee shall notify HUD of such termination and shall request that HUD transfer the FHA Insurance reserves allocable to such Contracts to the successor Servicer; provided, however, that if the Trustee is the successor Servicer, the Trustee shall request such transfer of reserves if and to the extent it is legally able to do so, and the Trustee shall use its best efforts to obtain any approvals that may be required for the Trustee to receive such transfer of reserves. Each of the Company and the Servicer agrees to cooperate with the Trustee in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the transfer to the Trustee for administration by it of all cash amounts which shall at the time be held by the Servicer for deposit, or have been deposited by the Servicer, in the Certificate Account, or for its own account in connection with its services hereafter or thereafter received with respect to the Contracts and the transfer of all rights under FHA Insurance relating to FHA-Insured Contracts. The Servicer shall transfer to the new servicer (i) the Servicer's records relating to the Contracts in such electronic form as the new servicer may reasonably request and (ii) any Contract Files in the Servicer's possession.

     SECTION 7.03.  Trustee to Act; Appointment of Successor.

     On and after the time the Servicer receives a notice of termination pursuant to Section 7.02, the Trustee shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and the Servicer shall be relieved of such responsibilities, duties and liabilities arising after such Service Transfer; provided, however, that (i) the Trustee will not assume any obligations of the Company


                                      7-2
pursuant to Section 3.05, and (ii) the Trustee shall not be liable for any acts or omissions of the Servicer occurring prior to such Service Transfer or for any breach by the Servicer of any of its obligations contained herein or in any related document or agreement. As compensation therefor, the Trustee shall be entitled to receive reasonable compensation out of the Monthly Servicing Fee. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, an Eligible Servicer as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder. Pending appointment of a successor to the Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Contracts as it and such successor shall agree; provided, however, that no such monthly compensation shall, without the written consent of 100% of the Certificateholders, exceed the Monthly Servicing Fee. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

     SECTION 7.04.  Notification to Certificateholders.

     a. Promptly following the occurrence of any Event of Termination, the Servicer shall give written notice thereof to the Trustee, Moody's and the Certificateholders at their respective addresses appearing on the Certificate Register.

     b. Within 10 days following any termination or appointment of a successor to the Servicer pursuant to this Article VII, the Trustee shall give written notice thereof to Moody's and the Certificateholders at their respective addresses appearing on the Certificate Register.

     SECTION 7.05.  Effect of Transfer.

     a. After the Service Transfer, the Trustee or new Servicer shall notify Obligors to make payments directly to the new Servicer that are due under the Contracts after the effective date of the Service Transfer.

     b. After the Service Transfer, the replaced Servicer shall have no further obligations with respect to the management, administration, servicing or collection of the Contracts and the new Servicer shall have all of such obligations, except that the replaced Servicer will transmit or cause to be transmitted directly to the new Servicer for its own account, promptly on receipt and in the same form in which received, any amounts (properly endorsed where required for the new Servicer to collect them) received as payments upon or otherwise in connection with the Contracts.


                                      7-3

     c. A Service Transfer shall not affect the rights and duties of the parties hereunder (including but not limited to the indemnities of the Servicer and the Company pursuant to Article X and Sections 3.05, 11.06 and 11.12(f)) other than those relating to the management, administration, servicing or collection of the Contracts after the Service Transfer.

     SECTION 7.06.  Transfer of Certificate Account.

     Notwithstanding the provisions of Section 7.02, if the Certificate
Account shall be maintained with the Servicer and an Event of Termination shall occur and be continuing, the Servicer shall, after five days' written notice from the Trustee, or in any event within ten days after the occurrence of the Event of Termination, establish a new account or accounts in trust for the Certificateholders and the conforming with the requirements of this Agreement at the trust department of the Trustee or with an Eligible Institution other than the Servicer and promptly cause the Trustee to transfer all funds in the Certificate Account to such new account, which shall thereafter be deemed the Certificate Account for the purposes hereof.

                                      7-4

                                  ARTICLE VIII

                                    PAYMENTS
                                    --------

     SECTION 8.01.  Monthly Payments.

     a. Subject to the terms of this Article VIII, each holder of a Certificate as of a Record Date shall be paid on the next succeeding Payment Date by check mailed to such Certificateholder at the address for such Certificateholder appearing on the Certificate Register (or, if such Certificateholder holds Certificates with an aggregate Percentage Interest in the Trust of at least 5% and so requests, by wire transfer pursuant to instructions delivered to the Trustee at least 10 days prior to such Payment
Date), the sum equal to such Certificateholder's Percentage Interest of Monthly Interest and Monthly Principal. Final payment of any Certificate shall be made only upon presentation of such Certificate at the office or agency of the Paying Agent.

     b. Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the Book-Entry Certificates. Neither the Trustee, the Certificate Registrar nor the Company shall have any responsibility therefor except as otherwise provided by applicable law. To the extent applicable and not contrary to the rules of the Depository, the Trustee shall comply with the provisions of the form of the Certificates as set forth in Exhibit A hereto.

     c. The Trustee shall either act as the paying agent or appoint an Eligible Institution to be the paying agent (in either such case the "Paying Agent") and cause it to make the payments to the Certificateholders required hereunder. The Trustee initially appoints its corporate trust operations department, with an office at 180 East 5th Street, Third Floor, St. Paul, Minnesota 55101, Attention: Corporate Trust Operations, as such Paying Agent. The Trustee shall require the Paying Agent (if other than the Trustee) to agree in writing that all amounts held by the Paying Agent for payment hereunder will be held in trust for the benefit of the Certificateholders and that it will notify the Trustee of any failure by the Servicer to make funds available to the Paying Agent for the payment of amounts due on the Certificates.


                                      8-1

     SECTION 8.02.  Advances.

     a. Not later than one Business Day following the Determination Date, the Servicer shall advance all Delinquent Payments for the immediately preceding Due Period by depositing the aggregate amount of such Delinquent Payments in the Certificate Account; provided, however, that the Servicer shall be obligated to advance Delinquent Payments only to the extent that the Servicer, in its sole discretion, expects to be able to recover such advances from funds subsequently available, therefor in the Certificate Account in accordance with Section 8.04(b). If the Servicer fails to advance all Delinquent Payments required under this Section 8.02, the Trustee shall be obligated to advance such Delinquent Payments pursuant to Section 11.16.

     b. The Servicer shall be entitled to reimbursement of an Advance from funds subsequently available therefor in the Certificate Account in accordance with Section 8.04(b).

     SECTION 8.03.  Limited Guaranty.

     a.  If the Monthly Report as of any Determination Date indicates that
(a) the sum of (i) the Collected Amount plus (ii) any Advances that will be deposited in the Certificate Account by the Servicer or the Trustee, as applicable, plus (iii) the aggregate of the Repurchase Prices for Contracts to be repurchased by the Company in respect of such Determination Date pursuant to
Section 3.05, is less than (b) the aggregate amount payable on the immediately following Payment Date pursuant to Section 8.04(b)(1), (2), (3) and, if the Company is not the Servicer, (5) (such difference being hereinafter referred to as a "Shortfall"), then, if the Company is the Servicer, the Company shall pay into the Certificate Account not later than one Business Day after such Determination Date the lesser of (a) such Shortfall, or (b) the Guaranty Amount. If the Company is not the Servicer, the Servicer shall deliver to the Company, no later than one Business Day after such Determination Date, a written demand that the Company pay under the Limited Guaranty the amount specified in the preceding sentence; upon receipt of such demand, the Company shall pay such amount into the Certificate Account not later than two Business Days before the related Payment Date. Notwithstanding any other provision of this Agreement, the obligation of the Company under this Section shall be irrevocable, unconditional and not terminate upon a Service Transfer pursuant to Article VII.

     b. On any Payment Date the Company shall be obligated pursuant to the Limited Guaranty only up to the Guaranty Amount. The "Guaranty Amount" shall equal:

          (i) on the first Payment Date, $3,224,212.


                                      8-2

          (ii) on any Payment Date thereafter, the lesser of (A) $3,224,212 minus all amounts paid by the Company pursuant to the Limited Guaranty with respect to previous Payment Dates, and (B) the Aggregate Certificate Principal Balance on such Payment Date.

     c. The obligation of the Company to provide the Limited Guaranty under this Agreement shall terminate on the Final Payment Date.

     d. If the Company fails to make any payment required under the Limited Guaranty, the Company shall promptly notify the Trustee, and the Trustee shall promptly notify Moody's.

     SECTION 8.04.  Payments.

     a. On each Determination Date the Servicer shall determine the following amount of funds (the "Amount Available"): (i) the Collected Amount as of such Determination Date; plus (ii) an amount equal to the sum of (1) the aggregate amount of Advances that will be deposited in the Certificate Account by the Servicer or the Trustee, as applicable, pursuant to Section 8.02 or 11.16, (2) the amount to be deposited by the Company in the Certificate Account pursuant to the Limited Guaranty in accordance with Section 8.03, and (3) the aggregate of the Repurchase Prices for Contracts to be repurchased by the Company in respect of such Determination Date pursuant to Section 3.05.

     b. On each Payment Date the Trustee shall apply the Amount Available (as determined on the immediately preceding Determination Date) in the Certificate Account to make payment in the following order of priority:

          1. if neither the Company nor a wholly owned subsidiary of the Company is the Servicer, to pay the Monthly Servicing Fee and any other compensation owed to the Servicer pursuant to Section 7.03;

          2. to pay Monthly Interest to the Certificateholders; provided that the portion of the Amount Available to be applied to the payment of such Monthly Interest shall in no event exceed the sum of (a) amounts received in respect of interest on the Contracts, plus (b) any payments received in respect of the Limited Guaranty other than payments with respect to amounts included in Monthly Principal;

          3. to pay Monthly Principal to the Certificateholders;


                                      8-3

          4. if the Company or a wholly owned subsidiary of the Company is the Servicer, to pay the Servicer the Monthly Servicing Fee;

          5. to reimburse the Trustee or any successor Servicer for any payments of FHA Insurance premiums in respect of FHA-Insured Contracts not paid by the Company and for which the Trustee or such successor Servicer has not been reimbursed by the Company;

          6. to reimburse the Servicer or the Trustee, as applicable, for any unreimbursed Advances made in respect of current or prior Payment Dates; and

          7. to pay the remainder, if any, of the Amount Available to the Company as the fee for providing the Limited Guaranty.

     c. If the Trustee shall not have received the applicable Monthly Report by any Payment Date, the Trustee shall distribute all funds then in the Certificate Account to Certificateholders as Monthly Interest and then Monthly Principal, to the extent of such funds, on such Payment Date.

     SECTION 8.05.  Reassignment of Repurchased Contracts.

     Upon receipt by the Trust by deposit in the Certificate Account of the Repurchase Price under Section 3.05, and upon receipt of a certificate of a Servicing Officer in the form attached hereto as Exhibit G, the Trustee shall convey and assign to the Company all of the Certificateholders' right, title and interest in the repurchased Contract without recourse, representation or warranty, except as to the absence of liens, charges or encumbrances created by or arising as a result of actions of the Trustee. Upon such deposit of the Repurchase Price, the Servicer shall be deemed to have released any claims to such Contract as a result of Advances with respect to such Contract.

     SECTION 8.06.  Servicer's Purchase Option.

     a. The Servicer shall, subject to subsection (b) hereof, have the option to purchase all of the Contracts and all property acquired in respect of any Contract remaining in the Trust at a price equal to the greatest of:

          A. the sum of 100% of the principal balance of each Contract, together with accrued and unpaid interest on each such Contract at the Pass-Through Rate,


                                      8-4

          B. the aggregate fair market value (as reasonably determined by the Servicer as of the close of business on the third Business Day preceding the date of such purchase) of all of the assets of the Trust, and

          C. the Aggregate Certificate Principal Balance as of the date of such purchase (less any amounts on deposit in the Certificate Account on such purchase date and representing payments of principal in respect of the Contracts) plus an amount necessary to pay the Monthly Interest due on the Payment Date occurring in the calendar month following such purchase date (less any amounts on deposit in the Certificate Account on such purchase date and representing payments of interest in respect of the Contracts at the Pass-Through Rate).

     b.   The purchase by the Servicer of all of the Contracts pursuant to this
Section 8.06 above shall be conditioned upon (1) the Pool Scheduled Principal Balance, at the time of any such purchase, aggregating less than 10% of the Cut-off Date Pool Principal Balance, and (2) the Servicer having provided the Trustee and the Depository (if any) with at least 30 days' written notice. If such option is exercised, the Servicer shall provide to the Trustee the certification required by Section 12.04, and the Trustee shall promptly sign such certification and release to the Servicer the Contract Files pertaining to the Contracts being purchased.


                                      8-5

                                   ARTICLE IX

                                THE CERTIFICATES
                                ----------------

     SECTION 9.01.  The Certificates.

     The Certificates shall be substantially in the forms set forth in Exhibit A, and shall, on original issue, be executed by manual or facsimile signature of the Company by any one of its President, Vice Presidents, Secretary, Treasurer or other authorized officers and authenticated by the Trustee to or upon the order of the Company upon receipt. The Certificates shall be evidenced by (i) one or more Certificates representing $32,241,212.00 in Original Series 1995-E Certificate Principal Balance, beneficial ownership of such Certificates to be held through Book-Entry Certificates, and (ii) a single Certificate representing $.43 in Original Series 1995-E Certificate Principal Balance.

     The Certificates shall be authenticated by manual signature on behalf of the Trustee by a duly authorized Responsible Officer or authorized signatory. Certificates bearing the signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificate or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless such Certificate has been authenticated by manual signature in accordance with this Section, and such signature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication, except for those Certificates authenticated on the Closing Date, which shall be dated the Closing Date.

     SECTION 9.02.  Registration of Transfer and Exchange of Certificates.

     a. The Trustee shall keep at the office or agency to be maintained in accordance with Section 12.03 a "Certificate Register" in which the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee initially appoints itself to be the "Certificate Registrar" and transfer agent for the purpose of registering Certificates and transfers and exchanges of Certificates as provided herein. The Trustee will give prompt written notice to Certificateholders and the Servicer of any change in the Certificate Registrar.

     b. No transfer of a Certificate by, on behalf of or with plan assets of any employee benefit plan, trust or account that is subject to ERISA, or that is described in Section 4975(e)(1) of the Code (each, a "Plan") will be registered unless the transferee,


                                      9-1
at its expense, delivers to the Trustee, the Servicer and the Company an opinion of counsel (satisfactory to the Trustee, the Servicer and the Company) that the purchase and holding of a Certificate by, on behalf of, or with Plan assets of such Plan is permissible under applicable law, will not result in the assets of the Trust being deemed to be Plan assets and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Trust, the Company or the Servicer to any obligation or liability in addition to those undertaken in this Agreement. Unless such opinion is delivered, each person acquiring a Certificate will be deemed to represent to the Trustee, the Company and the Servicer that such person is neither a Plan, nor acting on behalf of a Plan, nor purchasing with Plan assets of any Plan.

     c. At the option of a Certificateholder, Certificates may be exchanged for other Certificates of authorized denominations of a like aggregate original denomination, upon surrender of such Certificates to be exchanged at such office. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall be duly endorsed by, or shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the holder thereof or his or her attorney duly authorized in writing.

     d. Except as provided in paragraph (e) below the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of the Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Certificates; (iii) ownership and transfers of registration of the Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository, Depository Participants and indirect participating firms as representatives of the Certificate Owners of the Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

     All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificateholder. Each Depository Participant shall only transfer


                                      9-2

Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

     e. If (x)(i) the Company or the Depository advises the Trustee in writing that the Depository is no longer willing or able properly to discharge its responsibilities as Depository, and (ii) the Trustee or the Company is unable to locate a qualified successor, or (y) the Company at its sole option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully registered Certificates (the "Definitive Certificates") to Certificate Owners requesting the same. Upon surrender to the Trustee of the Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. Neither the Company nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

     f. On or prior to the Closing Date, there shall be delivered to the Depository one Certificate, in registered form, registered in the name of the Depository's nominee, Cede & Co., the total face amount of which represents $32,241,212 in Original Series 1995-E Certificate Principal Balance. Such Certificate shall bear the following legend:

     "Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trustee or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein."

     SECTION 9.03.  No Charge; Disposition of Void Certificates.

     No service charge shall be made to a Certificateholder for any transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in


                                      9-3
connection with any transfer or exchange of Certificates. All Certificates surrendered for transfer and exchange shall be disposed of in a manner approved by the Trustee.

     SECTION 9.04.  Mutilated, Destroyed, Lost or Stolen Certificates.

     If (a) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (b) there is delivered to the Certificate Registrar and the Trustee such security or indemnity as may be required by each to save it harmless, then in the absence of notice to the Certificate Registrar or the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate a new Certificate of like tenor and original denomination. Upon the issuance of any new Certificate under this Section 9.04, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. Any duplicate Certificate issued pursuant to this Section 9.04 shall constitute complete and indefeasible evidence of ownership of the Percentage Interest, as if originally issued, whether or not the mutilated, destroyed, lost or stolen Certificate shall be found at any time.

     SECTION 9.05.  Persons Deemed Owners.

     Prior to due presentation of a Certificate for registration of transfer, the Servicer, the Company, the Trustee, the Paying Agent and the Certificate Registrar may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving remittances pursuant to Section 8.01 and for all other purposes whatsoever, and none of the Servicer, the Company, the Trustee, the Certificate Registrar, the Paying Agent or any agent of the Servicer, the Company, the Trustee, the Paying Agent or the Certificate Registrar shall be affected by notice to the contrary.

     SECTION 9.06.  Access to List of Certificateholders' Names and Addresses.

     The Certificate Registrar will furnish to the Trustee and the Servicer, within five days after receipt by the Certificate Registrar of a request therefor from the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date. If Holders of Certificates evidencing Percentage Interests representing 25% or more of the Trust apply in writing to the Trustee (hereinafter referred to as "Applicants"), and such application states that the Applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application,


                                      9-4
afford such Applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee. If such list is as of a date more than 90 days prior to the date of receipt of such Applicants' request, the Trustee shall promptly request from the Certificate Registrar a current list as provided above, and shall afford such Applicants access to such list promptly upon receipt. Every Certificateholder, by receiving and holding a Certificate, agrees with the Certificate Registrar and the Trustee that none of the Company, the Certificate Registrar or the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

     SECTION 9.07.  Authenticating Agents.

     The Trustee may appoint one or more Authenticating Agents with power to act on its behalf and subject to its direction in the execution and delivery of the Certificates. For all purposes of this Agreement, the execution and delivery of Certificates by the Authenticating Agent pursuant to this Section shall be deemed to be the execution and delivery of Certificates "by the Trustee."


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                                   ARTICLE X

                                  INDEMNITIES
                                  -----------

     SECTION 10.01.  Real Estate.

     The Company will defend and indemnify the Trust, the Trustee (including the Custodian and any other agents of the Trustee) and the Certificateholders against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation arising out of or resulting from the use or ownership of any real estate related to a Contract by the Company or the Servicer or any Affiliate of either. Notwithstanding any other provision of this Agreement, the obligation of the Company under this Section shall not terminate upon a Service Transfer pursuant to Article VII, except that the obligation of the Company under this Section shall not relate to the actions of any subsequent Servicer after a Service Transfer.

     SECTION 10.02.  Liabilities to Obligors.

     No obligation or liability to any Obligor under any of the Contracts is intended to be assumed by the Trust or the Certificateholders under or as a result of this Agreement and the transactions contemplated hereby and, to the maximum extent permitted and valid under mandatory provisions of law, the Trust and the Certificateholders expressly disclaim such assumption.

     SECTION 10.03.  Tax Indemnification.

     The Company agrees to pay, and to indemnify, defend and hold harmless the Trust, the Trustee (including the Custodian and any other agents of the Trustee) and the Certificateholders from, any taxes which may at any time be asserted with respect to, and as of the date of, the transfer of the Contracts to the Trust, including, without limitation, any sales, gross receipts, general corporation, personal property, privilege or license taxes (but not including any federal, state or other taxes arising out of the creation of the Trust and the issuance of the Certificates, except to the extent such taxes are imposed due to a breach by the Company of its obligations under this Agreement) and costs, expenses and reasonable counsel fees in defending against the same, whether arising by reason of the acts to be performed by the Company, the Servicer or the Trustee under this Agreement or imposed against the Trust, a Certificateholder or otherwise.

     SECTION 10.04.  Servicer's Indemnities.

     The Servicer shall defend and indemnify the Trust, the Trustee (including the Custodian and any other agents of the Trustee) and the Certificateholders against any


                                     10-1
and all costs, expenses, losses, damages, claims and liabilities including any failure to comply with FHA Regulations in enforcing an FHA-Insured Contract, in respect of any action taken or omitted to be taken by the Servicer with respect to any Contract. This indemnity shall survive any Service Transfer (but the original Servicer's obligations under this Section 10.04 shall not relate to any actions of any subsequent Servicer after a Service Transfer) and any payment of the amount owing under, or any repurchase by the Company of, any such Contract.

     SECTION 10.05.  Operation of Indemnities.

     Indemnification under this Article shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the Company or the Servicer has made any indemnity payments to the Trustee pursuant to this Article and the Trustee thereafter collects any of such amounts from others, the Trust will repay such amounts collected to the Company or the Servicer, as the case may be, without interest.


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                                   ARTICLE XI

                                  THE TRUSTEE
                                  -----------

     SECTION 11.01.  Duties of Trustee.

     The Trustee, prior to the occurrence of an Event of Termination and after the curing of all Events of Termination which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Termination has occurred (which has not been cured), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform as to form to the requirements of this Agreement.

     Subject to Section 11.03, no provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

     a. Prior to the occurrence of an Event of Termination, and after the curing of all such Events of Termination which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

     b. The Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

     c. The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificateholders with aggregate Percentage Interests representing 25% or more of the Trust relating to the time, method and place of conducting any proceeding for any


                                     11-1
remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; and

     d. The Trustee shall not be charged with knowledge of any event referred to in Section 7.01 unless a Responsible Officer of the Trustee at the Corporate Trust Office obtains actual knowledge of such event or the Trustee receives written notice of such event from the Servicer or the Certificateholders with aggregate Percentage Interests representing 25% or more of the Trust.

     e. The Trustee may rely and shall be protected in acting or refraining from taking any action in reliance on the advice of the Servicer in all matters with respect to FHA Insurance. The Trustee shall not be liable for any actions taken by the Servicer with respect to FHA Insurance, including but not limited to the maintenance of such insurance and the submission of claims to FHA.

     None of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Company or the Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement. The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     SECTION 11.02.  Certain Matters Affecting the Trustee.

     Except as otherwise provided in Section 11.01:

     a. The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of a Servicing Officer, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

     b. The Trustee may consult with counsel and any opinion of any counsel for the Company or the Servicer shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by the Trustee hereunder in good faith and in accordance with such Opinion of Counsel;


                                     11-2

     c. The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; provided, however, that nothing contained herein shall relieve the Trustee of the obligations, upon the occurrence of an Event of Termination (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

     d. Prior to the occurrence of an Event of Termination and after the curing of all Events of Termination which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Certificateholders with aggregate Percentage Interests representing 25% or more of the Trust; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Servicer or, if paid by the Trustee, shall be reimbursed by the Servicer upon demand; and

     e. The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian and shall not be liable for any acts or omissions of such agents, attorneys or custodians if appointed by it with due care hereunder.

     SECTION 11.03.  Trustee Not Liable for Certificates or Contracts.

     The Trustee assumes no responsibility for the correctness of the recitals contained herein or in the Certificates (other than the Trustee's execution thereof). The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than its execution thereof) or of any Contract, Contract File or related document. The Trustee shall not be accountable for the use or application by the Servicer or the Company of funds paid to the Company in consideration of conveyance of the Contracts to the Trust by the Company or deposited in or withdrawn from the Certificate Account by the Servicer.


                                     11-3

     SECTION 11.04.  Trustee May Own Certificates.

     The Trustee in its individual or other capacity may become the owner or pledgee of Certificates representing less than all the beneficial interest in the Trust with the same rights as it would have if it were not Trustee.


     SECTION 11.05. Rights of Certificateholders to Direct Trustee and to Waive Events of Termination.

     Certificateholders with aggregate Percentage Interests representing 25% or more of the Trust shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that, subject to
Section 11.01, the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel determines that the action so directed may not lawfully be taken, or if the Trustee in good faith shall, by a Responsible Officer or Officers of the Trustee, determine that the proceedings so directed would be illegal or involve it in personal liability or be unduly prejudicial to the rights of Certificateholders not parties to such direction; and provided further that nothing in this Agreement shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction by the Certificateholders. Certificateholders with aggregate Percentage Interests representing 51% or more of the Trust may on behalf of Certificateholders waive any past Event of Termination hereunder and its consequences, except a default in respect of a covenant or provision hereof which under Section 12.08 cannot be modified or amended without the consent of all Certificateholders, and upon any such waiver, such Event of Termination shall cease to exist and shall be deemed to have been cured for every purpose of this Agreement; but no such waiver shall extend to any subsequent or other Event of Termination or impair any right consequent thereon.

     SECTION 11.06.  The Servicer to Pay Trustee's Fees and Expenses.

     The Servicer agrees:

          a. to pay to the Trustee reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          b. except as otherwise expressly provided herein, to reimburse the Trustee, to the extent requested by the Trustee, for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Agreement (including the reasonable compensation and the


                                     11-4
     expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

          c. to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust and its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

     The covenants in this Section 11.06 shall be for the benefit of the Trustee in its capacities as Trustee, Paying Agent and Certificate Registrar hereunder, and shall survive the termination of this Agreement.

     SECTION 11.07.  Eligibility Requirements for Trustee.

     The Trustee hereunder shall at all times be a financial institution organized and doing business under the laws of the United States of America or any State, authorized under such laws to exercise corporate trust powers and a Title I approved lender pursuant to FHA Regulations, and shall have a combined capital and surplus of at least $50,000,000 or shall be a member of a bank holding system the aggregate combined capital and surplus of which is $50,000,000, provided that the Trustee's separate capital and surplus shall at all times be at least the amount required by Section 310(a)(2) of the Trust Indenture Act of 1939, as amended. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of a supervising or examining authority, then for the purposes of this Section 11.07, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In addition, the Trustee (or, if the Trustee is First Trust National Association, the parent company of First Trust National Association) shall at all times have a long-term deposit rating from Moody's of at least Baa3 or as shall be otherwise acceptable to Moody's. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 11.07, the Trustee shall resign immediately in the manner and with the effect specified in Section 11.08.

     SECTION 11.08.  Resignation or Removal of Trustee.

     The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Servicer and the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to each of the Servicer and the Company and one copy to the successor


                                     11-5

Trustee. If no successor Trustee shall have been so appointed and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 11.07 and shall fail to resign after written request therefor by the Company, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Company may remove the Trustee. If the Company shall have removed the Trustee under the authority of the immediately preceding sentence, the Company shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

     Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 11.08 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 11.09.

     SECTION 11.09.  Successor Trustee.

     Any successor Trustee appointed as provided in Section 11.08 shall execute, acknowledge and deliver to the Servicer, the Company and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee. The predecessor Trustee shall deliver or cause to be delivered to the successor Trustee the Contracts and the Contract Files and any related documents and statements held by it hereunder; and, if the Contracts are then held by a Custodian pursuant to a custodial agreement, the predecessor Trustee and the Custodian shall amend such custodial agreement to make the successor Trustee the successor to the predecessor Trustee thereunder; and the Servicer, the Company and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations. If the predecessor Trustee is then the lender of record for purposes of FHA Insurance (due to an Event of Termination), the predecessor Trustee shall submit a report to FHA describing the transfer of the FHA-Insured Contracts without recourse, in such form as is then required under FHA


                                     11-6

Regulations to cause HUD to transfer to the successor Trustee the FHA insurance reserves applicable to the FHA-Insured Contracts.

     No successor Trustee shall accept appointment as provided in this Section
11.09 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 11.07.

     Upon acceptance of appointment by a successor Trustee as provided in this
Section 11.09, the Servicer shall cause notice of the succession of such Trustee hereunder to be mailed to Moody's and to each Certificateholder at their addresses as shown in the Certificate Register. If the Servicer fails to mail such notice within ten days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Servicer.

     SECTION 11.10.  Merger or Consolidation of Trustee.

     Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such Person shall be eligible under the provisions of Section 11.07, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee shall promptly notify Moody's in the event it is a party to any merger, conversion or consolidation.

     SECTION 11.11.  Tax Returns.

     Upon the Servicer's request, the Trustee will furnish the Servicer with all such information as the Servicer may reasonably require in connection with preparing all tax returns of the Trust and the Trustee shall execute such returns.

     SECTION 11.12.  Obligor Claims.

     In connection with any offset defenses, or affirmative claims for recovery, asserted in legal actions brought by Obligors under one or more Contracts based upon provisions therein complying with, or upon other rights or remedies arising from, any legal requirements applicable to the Contracts, including, without limitation, the Federal Trade Commission's Trade Regulation Rule Concerning Preservation of Consumers' Claims and Defenses (16 C.F.R. (S) 433) as amended from time to time:

          a. The Trustee is not, and shall not be deemed to be, either in any individual capacity, as trustee hereunder or otherwise, a creditor, or a joint


                                     11-7
     venturer with or an Affiliate of, or acting in concert or cooperation with, any seller of home improvements, in the arrangement, origination or making of Contracts. The Trustee is the holder of the Contracts only as trustee on behalf of the Certificateholders, and not as a principal or in any individual or personal capacity;

          b. The Trustee shall not be personally liable for or obligated to pay Obligors any affirmative claims asserted thereby, or responsible to Certificateholders for any offset defense amounts applied against Contract payments, pursuant to such legal actions;

          c. The Trustee will pay, solely from available Trust monies, affirmative claims for recovery by Obligors only pursuant to final judicial orders or judgments, or judicially approved settlement agreements, resulting from such legal actions;

          d. The Trustee will comply with judicial orders and judgments which require its actions or cooperation in connection with Obligors' legal actions to recover affirmative claims against Certificateholders;

          e. The Trustee will cooperate with and assist Certificateholders in their defense of legal actions by Obligors to recover affirmative claims if such cooperation and assistance is not contrary to the interests of the Trustee as a party to such legal actions and if the Trustee is satisfactorily indemnified for all liability, costs and expenses arising therefrom; and

          f. The Company hereby agrees to indemnify, hold harmless and defend the Trustee and Certificateholders from and against any and all liability, loss, costs and expenses of the Trustee and Certificateholders resulting from any affirmative claims for recovery asserted or collected by Obligors under the Contracts. Notwithstanding any other provision of this Agreement, the obligation of the Company under this Section 11.12(f) shall not terminate upon a Service Transfer pursuant to Article VII.

     SECTION 11.13.  Appointment of Co-Trustee or Separate Trustee.

     Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction having authority over the Trust, the Contracts or the Obligors, the Company and Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 11.13, such powers, duties, obligations, rights and trusts as


                                     11-8
the Company and the Trustee may consider necessary or desirable. If the Company shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in case an Event of Termination shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 11.07 hereunder and no notice to Certificateholders of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 11.09 hereof.

     In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 11.13 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such co-trustee or separate trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed by such co-trustee or separate trustee at the direction of the Trustee.

     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then co-trustees and separate trustees, as effectively as if given to each of them. Every instrument appointing any co-trustee or separate trustee shall refer to this Agreement and the conditions of this Article XI. Each co-trustee and separate trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

     Any co-trustee or separate trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any co-trustee or separate trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.


                                     11-9

     SECTION 11.14.  Certain Matters Relating to FHA Insurance.

     a. In the event the Company and the successor Servicer, if any, shall fail to pay all FHA Insurance premiums with respect to the FHA-Insured Contracts required by FHA Regulations, the Trustee shall pay such FHA Insurance premiums and shall be entitled to reimbursement for such amounts pursuant to Section 8.04(b)(5).

     b. If, following the termination of the Trust pursuant to Section 12.04, HUD demands reimbursement from the Trustee of an FHA Insurance claim paid on an FHA-Insured Contract prior to the termination of the Trust, the Trustee agrees that it will not seek to recover any such amount from any Person other than the Servicer that submitted such claim.

     SECTION 11.15.  Trustee and First Bank System, Inc.

     In the event the Trustee ceases to be a direct, wholly owned subsidiary of First Bank System, Inc., the Trustee shall promptly notify Moody's.

     SECTION 11.16. Trustee Advances.

     a. If the Servicer fails to deposit into the Certificate Account Advances as required by Section 8.02, then the Trustee shall, subject to the provisions of paragraph (b) below, from its own funds, deposit into the Certificate Account the amount not so deposited by the Servicer on or before the Business Day preceding the related Payment Date (a "Trustee Advance").

     b. The Trustee shall not be required to make any Trustee Advance (i) if and to the extent that it determines in good faith that the funds, if advanced, would not be recoverable by it from subsequent collections, including Net Liquidation Proceeds, or (ii) if the Trustee is prohibited by law from making any such Trustee Advance, as evidenced by an Opinion of Counsel.

     c. The Trustee shall be entitled to reimbursement of a Trustee Advance from funds subsequently available therefor in the Certificate Account in accordance with Section 8.04(b).


                                     11-10

                                  ARTICLE XII

                                 MISCELLANEOUS
                                 -------------

     SECTION 12.01.  Servicer Not to Resign; Delegation of Servicing Duties.

     The Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that the performance of its duties hereunder is no longer permissible under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel for the Servicer to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 7.03.

     Notwithstanding the foregoing, the Company, if it is the Servicer, may delegate some or all of its servicing duties to a wholly owned subsidiary of the Company, for so long as said subsidiary remains, directly or indirectly, a wholly owned subsidiary of the Company. Notwithstanding any such delegation the Company shall retain all of the rights and obligations of the Servicer hereunder.

     SECTION 12.02. Company Not to Engage in Certain Transactions with Respect to the Trust.

     The Company shall not:

          a. Provide credit to any Certificateholder for the purpose of enabling such Certificateholder to purchase Certificates;

          b.   Purchase any Certificates in an agency or trustee capacity; or

          c.   Loan any money to the Trust.

     SECTION 12.03.  Maintenance of Office or Agency.

     The Trustee will maintain in Minneapolis or St. Paul, Minnesota, an office or agency where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be served. On the date hereof the Trustee's office for such purposes is located at 180 East 5th Street, Third Floor, St. Paul, Minnesota 55101. The Trustee will give prompt written notice to the Company, the Servicer and the Certificateholders of any change in the location of the Certificate Register or any such office or agency.


                                     11-1

     SECTION 12.04.  Termination.

     a. The Trust created hereby and the respective obligations and responsibilities of the Company, the Servicer and the Trustee created hereby (other than the responsibility of the Trustee to make any final distributions to Certificateholders as set forth below) shall terminate on the earlier of (a) the Payment Date on which the Aggregate Certificate Principal Balance is reduced to zero; or (b) the Payment Date occurring in the month following the Servicer's purchase of the Contracts pursuant to Section 8.06; provided, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof, and provided, further, that the Servicer's and the Company's representations and warranties and indemnities by the Company and the Servicer shall survive termination.

     b. Notice of any termination, specifying the Final Payment Date (which shall be a date that would otherwise be a Payment Date) upon which all Certificateholders may surrender their Certificates to the Servicer for payment of the final distribution and cancellation, shall be given promptly by the Trustee (upon direction by the Servicer ten days prior to the date such notice is to be mailed) by letter to Moody's and to the Certificateholders mailed no later than the fifth Business Day of the month of the Final Payment Date specifying (1) the Final Payment Date upon which final payment on the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Servicer therein designated; (2) the amount of any such final payment; and (3) that the Record Date otherwise applicable to such Payment Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Servicer therein specified. The Trustee shall give such notice to the Certificate Registrar at the time such notice is given to the Certificateholders. In the event such notice is given in connection with the Servicer's election to purchase the Contracts, the Servicer shall deposit in the Certificate Account on the Final Payment Date in immediately available funds an amount equal to the above-described purchase price and upon such deposit Certificateholders will be entitled to the amount of such purchase price but not amounts in excess thereof, all as provided herein. Upon certification to the Trustee by a Servicing Officer, following such final deposit the Trustee shall promptly release to the Servicer the Contract Files for the remaining Contracts, and the Trustee shall execute all assignments, endorsements and other instruments necessary to effectuate such transfer.

     c. Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders on the Final Payment Date in proportion to their respective Percentage Interests, to the extent of the Amount Available, an amount equal to Monthly Interest and Monthly Principal. The distribution on the Final Payment


                                     12-2

Date pursuant to this Section 12.04 shall be in lieu of the distribution otherwise required to be made on such Payment Date in respect of the Certificates.

     d. In the event that all of the Certificateholders do not surrender their Certificates for cancellation within three months after the time specified in the above-mentioned written notice, the Company shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within three months after the second notice all the Certificates shall not have been surrendered for cancellation, the Company shall transfer to itself all amounts remaining on deposit in the Certificate Account, to hold in trust for Certificateholders who have not surrendered their Certificates for cancellation, together with the final record list of Certificateholders, and the Company shall take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain in trust hereunder.

     SECTION 12.05. Acts of Certificateholders.

     a. Except as otherwise specifically provided herein, whenever Certificateholder approval, authorization, direction, notice, consent, waiver, or other action is required hereunder, such approval, authorization, direction, notice, consent, waiver or other action shall be deemed to have been given or taken on behalf of, and shall be binding upon, all Certificateholders if agreed to by Certificateholders with aggregate Percentage Interests representing 51% or more of the Trust.

     b. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where required, to the Servicer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and (subject to Section 11.01) conclusive in favor of the Trustee, the Servicer and the Company if made in the manner provided in this Section.

     c. The fact and date of the execution by any Certificateholder of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

     d.   The ownership of Certificates shall be proved by the Certificate
Register.


                                     12-3

     e. Any request, demand, authorization, direction, notice, consent, waiver or other act by a Certificateholder shall bind every holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, or omitted to be done by the Trustee, the Servicer or the Company in reliance thereon, whether or not notation of such action is made upon such Certificates.

     f. The Trustee may require such additional proof of any matter referred to in this Section as it shall deem necessary.

     SECTION 12.06.  Calculations.

     Except as otherwise provided in this Agreement, all interest rate and basis point calculations under this Agreement will be made on the basis of a 360-day year and twelve 30-day months and will be carried out to at least three decimal places.

     SECTION 12.07.  Assignment or Delegation by Company.

     Except as specifically authorized hereunder, and except for its obligations as Servicer which are dealt with under Article V and Article VII, the Company may not convey and assign or delegate any of its rights or obligations hereunder absent the prior written consent of Certificateholders with aggregate Percentage Interests representing 66-2/3% or more of the Trust, and any attempt to do so without such consent shall be void.

     SECTION 12.08. Amendment.

     a. This Agreement may be amended from time to time by the Company, the Servicer and the Trustee, without the consent of any of the Certificateholders to correct manifest error, to cure any ambiguity, to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions herein or therein, as the case may be; provided, however, that such action shall not, as evidenced by an Opinion of Counsel for the Servicer, adversely affect in any material respect the interests of any Certificateholder.

     b. This Agreement may also be amended by agreement of the Trustee, the Servicer and the Company at any time without the consent of the Certificateholders to effect the transfer of FHA Insurance reserves to another entity in compliance with revisions to FHA Regulations, provided that prior to any such amendment Moody's has confirmed in writing that the rating of the Certificates will not be lowered or withdrawn following such amendment.


                                     12-4

     c. This Agreement may also be amended from time to time by the Servicer, the Company and the Trustee, with the consent of Certificateholders with aggregate Percentage Interests representing 66-2/3% or more of the Trust, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders and any Event of Termination may be waived by Certificateholders with aggregate Percentage Interests representing 51% or more of the Trust; provided, however, that no such amendment or waiver shall (a) reduce in any manner the amount of, or delay the timing of, collections of payments on the Contracts or distributions which are required to be made on any Certificate, or (b) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the holders of all Certificates then outstanding or (c) cause any tax to be imposed on the Trust.

     d. This Agreement shall not be amended under this Section without the consent of 100% of the Certificateholders if such amendment would result in the disqualification of the Trust as a Grantor Trust under the Code.

     e.   Concurrently with the solicitation of any consent pursuant to this
Section 12.08, the Trustee shall furnish written notification to Standard & Poor's and Moody's of such solicitation. Promptly after the execution of any amendment or consent pursuant to this Section 12.08, the Trustee shall furnish written notification of the substance of such amendment to Standard & Poor's, Moody's and each Certificateholder.

     f. It shall not be necessary for the consent of Certificateholders under this Section 12.08 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

     g. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement or otherwise.

     h. In connection with any amendment pursuant to this Section, the Trustee shall be entitled to receive an Opinion of Counsel to the Servicer to the effect that such amendment is authorized or permitted by the Agreement.

     i.   Upon the execution of any amendment or consent pursuant to this
Section 12.08, this Agreement shall be modified in accordance therewith, and such amendment or consent shall form a part of this Agreement for all purposes, and every Certificateholder hereunder shall be bound thereby.


                                     12-5

     j. In the absence of the consent described in subsection (c) of this Section, in connection with any amendment pursuant to this Section, the Trustee shall have received an unqualified Opinion of Counsel, the expense of which shall not be an expense of the Trust, stating that any such amendment will not adversely affect the status of the Trust as a Grantor Trust.

     SECTION 12.09.  Notices.

     All communications and notices pursuant hereto to the Servicer, the Company, Moody's and the Trustee shall be in writing and delivered or mailed to it at the appropriate following address:

     If to the Company or the Servicer:

          Green Tree Financial Corporation
          1100 Landmark Towers
          345 St. Peter Street
          St. Paul, Minnesota 55102-1639
          Attention:  Chief Financial Officer
          Telecopier Number:  (612) 293-5746

     If to the Trustee:

          First Trust National Association
          Corporate Trust Department
          180 East 5th Street,
          Second Floor
          St. Paul, Minnesota 55101
          Attention:  Kathi Mohammadzadah
          Telecopier Number:  (612) 244-0089

     If to Moody's:

          Moody's Investors Service, Inc.
          Residential Mortgage Monitoring Department
          99 Church Street
          New York, NY 10007

or at such other address as the party may designate by notice to the other parties hereto, which notice shall be effective when received.


                                     12-6

     All communications and notices pursuant hereto to a Certificateholder shall be in writing and delivered or mailed at the address shown in the Certificate Register.

     SECTION 12.10.  Merger and Integration.

     Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

     SECTION 12.11.  Headings.

     The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

     SECTION 12.12.  Governing Law.

     This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Minnesota.


                                     12-7

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized this 21st day of September, 1995.


                                     GREEN TREE FINANCIAL CORPORATION



                                     By    /s/ John W. Brink
                                       -----------------------------------------
                                          John W. Brink
                                          Executive Vice President, Treasurer
                                          and Chief Financial Officer
Attest:

 /s/ Karen J. Bond
- --------------------
Karen J. Bond
Assistant Secretary


                                     FIRST TRUST NATIONAL ASSOCIATION,
                                     not in its individual capacity
                                     but solely as Trustee



                                     By  /s/ Kathi Mohammadzadah
                                       -------------------------------------
                                        Its Trust Officer

Attest:

 /s/ Christina Hatfield
- -------------------------
Its Assistant Secretary


                                     12-8

STATE OF MINNESOTA  )
                    ) ss.
COUNTY OF RAMSEY    )


     The foregoing instrument was acknowledged before me this 21st day of September, 1995, by John W. Brink, of Green Tree Financial Corporation, a Minnesota corporation, on behalf of the corporation.

/s/ Wanda J. Lamb-Lindow
___________________________________
Notary Public



STATE OF MINNESOTA  )
                    ) ss.
COUNTY OF RAMSEY    )


     The foregoing instrument was acknowledged before me this 21st day of September, 1995, by Kathi Mohammadzadah, of First Trust National Association, a national banking association, on behalf of the national banking association.

/s/ Tammy Brucehaber-Derby
___________________________________
Notary Public


                                     12-9

                                   EXHIBIT A
                                   ------- -

                              FORM OF CERTIFICATE
                              -------------------

     [Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC") to the Trustee or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in as much as the registered owner hereof, Cede & Co., has an interest herein.]

                     CERTIFICATE FOR HOME IMPROVEMENT LOANS
                                 SERIES 1995-E

                       Home Improvement Loan Trust 1995-E
Original Series 1995-E Certificate Principal Balance of the Trust: $32,241,212

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR AN INTEREST IN GREEN TREE FINANCIAL CORPORATION OR ANY AFFILIATE THEREOF, EXCEPT TO THE EXTENT SET FORTH IN THE AGREEMENT.

     THE PRINCIPAL REPRESENTED BY THIS CERTIFICATE IS PAYABLE IN INSTALLMENTS, AS DESCRIBED HEREIN AND IN THE AGREEMENT. ACCORDINGLY, THE UNPAID PRINCIPAL AMOUNT OF THE TRUST MAY BE LESS THAN THAT SET FORTH ABOVE. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN THE CURRENT UNPAID PRINCIPAL AMOUNT REPRESENTED BY THIS CERTIFICATE BY INQUIRY OF THE TRUSTEE.

                                       No.

Date of Pooling and Servicing          Pass-Through Rate:  ___%
Agreement and Cut-off Date:            Denomination: $________
September 1, 1995

First Payment Date:                    Aggregate Denomination of
October 16, 1995                       All Certificates: $__________

Servicer:                              Payment Date After Latest
Green Tree Financial Corporation       Due Date: August 15, 2020
                                       (or if such day is not a
                                       Business Day, then the next
                                       succeeding Business Day)

                                       CUSIP:  ________

This certifies that ___________________________________________________ is the
registered owner of the undivided Percentage Interest represented by the original principal amount set forth above in Home Improvement Loan Trust 1995-E (the "Trust"), which includes among its assets a pool of home improvement installment sales contracts and promissory notes (and any and all rights to receive payments which are due pursuant thereto on or after September 1, 1995) and the Limited Guaranty. The Trust has been created pursuant to a Pooling and Servicing Agreement (the "Agreement"), dated as of September 1, 1995, between Green Tree Financial Corporation, as Seller and Servicer (the "Company"), and First Trust National Association, as Trustee of the Trust (the "Trustee"). This Certificate is one of the Certificates described in the Agreement and is issued pursuant and subject to the Agreement. By acceptance of this Certificate the holder assents to and becomes bound by the Agreement. To the extent not defined herein, all capitalized terms have the meanings assigned to such terms in the Agreement.

     The Agreement contemplates, subject to its terms, payment on the fifteenth day (or if such day is not a Business Day, the next succeeding Business Day) (the "Payment Date") of each calendar month commencing October, 1995, so long as the Agreement has not been terminated, by check (or, if such Certificateholder holds Certificates with an aggregate Percentage Interest of at least 5% and so desires, by wire transfer pursuant to instructions delivered to the Trustee at least 10 days prior to such Payment Date) from funds drawn from the Certificate Account to the registered Certificateholder at the address appearing on the Certificate Register as of the Business Day immediately preceding such Payment Date, an amount equal to the Certificateholder's Percentage Interest of Monthly Principal and Monthly Interest. The final scheduled Payment Date of this Certificate is August 2020 or the next succeeding Business Day if such August 15 is not a Business Day.

     The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds in the Certificate Account and the Limited Guaranty of the Company, to the extent available for distribution to the Certificateholder as provided in the Agreement for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholder for any amounts payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement. By acceptance of this Certificate, the Certificateholder agrees to disclosure of his, her or its name and address to other Certificateholders under the conditions specified in the Agreement.

     No transfer of a Certificate by, on behalf of or with plan assets of any employee benefit plan, trust or account that is subject to the Employment Retirement Income Security Act of 1974, as amended ("ERISA"), or that is described in Section 4975(e)(1) of the Code (each, a "Plan") will be registered unless the transferee, at its expense, delivers to the Trustee, the Servicer and the Company an opinion of counsel (satisfactory to the Trustee, the Servicer and the Company) that the purchase and holding of a Certificate by, on behalf of, or with Plan assets of such Plan is permissible under applicable law, will not result in the assets of the Trust being deemed to be Plan assets and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Trust, the Company or the Servicer to any obligation or liability in addition to those undertaken in this Agreement. Unless such opinion is delivered, each person acquiring this Certificate will be deemed to represent to the Trustee, the Company and the Servicer that such person is neither a Plan, nor acting on behalf of a Plan, nor purchasing with Plan assets of any Plan.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Agreement and all amendments thereto will be provided to any Certificateholder free of charge upon a written request to the Trustee.

     As provided in the Agreement and subject to the limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in Minneapolis or St. Paul, Minnesota, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder thereof or his or her attorney duly authorized in writing, and thereupon one or more new Certificates evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     The Company, the Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Company, the Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Servicer, the Trustee, the Paying Agent, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

     IN WITNESS WHEREOF, Home Improvement Loan Trust 1995-E has caused this Certificate to be duly executed by the manual signature of a duly authorized officer of the Trustee.


Dated: September __, 1995              HOME IMPROVEMENT LOAN TRUST 1995-E
                                       FIRST TRUST NATIONAL ASSOCIATION


                                       By_____________________________________
                                            Authorized Officer

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________________________________ the within Certificate for Home
Improvement Loans, Series 1995-E, Home Improvement Loan Trust 1995-E, and does hereby irrevocably constitute and appoint _____________________________ Attorney to transfer the said certificate on the Certificate Register maintained by the Trustee, with full power of substitution in the premises.


Dated:_____________                    By______________________________________
                                           Signature

                                   EXHIBIT B
                                   ------- -


                               FORM OF ASSIGNMENT


     In accordance with the Pooling and Servicing Agreement (the "Agreement") dated as of September 1, 1995, between the undersigned and First Trust National Association, as Trustee (the "Trustee"), the undersigned does hereby transfer, convey and assign, set over and otherwise convey, without recourse, to Home Improvement Loan Trust 1995-E, created by the Agreement, to be held in trust as provided in the Agreement, (i) all right, title and interest in the home improvement contracts and installment notes (including, without limitation, any and all rights to receive payments which are due pursuant thereto on or after September 1, 1995 but excluding any rights to receive payments which were due pursuant thereto prior to September 1, 1995) identified in the List of Contracts delivered pursuant to Section 2.02(a) of the Agreement, (ii) all rights under FHA Insurance as such insurance relates to the Contracts, (iii) as to FHA-Insured Contracts, any rights under any flood insurance policy as such insurance relates to the Contracts, (iv) all rights under the Errors and Omissions Protection Policy (as defined in Section 1.02 of the Agreement), (v) all documents contained in the Contract Files (as defined in Section 1.02 of the Agreement), and (vi) all proceeds and products of the foregoing.

     This Assignment is made pursuant to and upon the representation and warranties on the part of the undersigned contained in Article III of the Agreement and no others.

     IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed this ____ day of ________________, 1995.


                                       GREEN TREE FINANCIAL CORPORATION


[Seal]
                                       By_______________________________________
                                             [Name]
                                             [Title]

                                   EXHIBIT C
                                   ------- -

                        GREEN TREE FINANCIAL CORPORATION

                             CERTIFICATE OF OFFICER

     The undersigned certifies that he is a [title] of Green Tree Financial Corporation, a Minnesota corporation (the "Company"), and that as such he is duly authorized to execute and deliver this certificate on behalf of the Company in connection with the Pooling and Servicing Agreement dated as of September 1, 1995 (the "Agreement") relating to the Home Improvement Loan Trust 1995-E between the Company and First Trust National Association, as Trustee (all capitalized terms used herein without definition having the respective meanings specified in the Agreement), and further certifies that:

       (i) attached hereto as Exhibit I is a true and correct copy of the Articles of Incorporation of the Company, together with all amendments thereto as in effect on the date hereof;

       (ii) attached hereto as Exhibit II is a true and correct copy of the Bylaws of the Company, as amended, as in effect on the date hereof;

       (iii) the representations and warranties of the Company contained in Sections 3.01 and 3.04 of the Agreement are true and correct on and as of the date hereof and, to the best of his knowledge, the representations and warranties of the Company contained in Sections 3.02 and 3.03 of the Agreement are true and correct on and as of the date hereof;

       (iv) no event with respect to the Company has occurred and is continuing which would constitute an Event of Termination or an event that with notice or lapse of time or both would become an Event of Termination under the Agreement; and

       (v) each of the agreements and conditions of the Company to be performed on or before the date hereof pursuant to the Agreement have been performed in all material respects.

     IN WITNESS WHEREOF, I have affixed hereunto my signature this ____ day of _______________, 1995.


                                       ----------------------------------------
                                            [Name]
                                            [Title]

                                   EXHIBIT D
                                   ------- -


                   FORM OF OPINION OF COUNSEL FOR THE COMPANY


     The opinion of Briggs and Morgan, P.A. shall be to the effect that (capitalized terms have the meanings set forth in the Pooling and Servicing Agreement):

     1. Green Tree is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Minnesota, with corporate power to execute, deliver and perform its obligations under the Pooling and Servicing Agreement, the Underwriting Agreement and the Certificates.

     2. The Pooling and Servicing Agreement (including the Limited Guaranty contained therein) and the Underwriting Agreement have been duly authorized by all requisite corporate action, duly executed and delivered by Green Tree, and constitute the valid and binding obligations of Green Tree enforceable in accordance with their terms. The Certificates have been duly authorized by all requisite corporate action and, when duly and validly executed by the Trustee in accordance with the Pooling and Servicing Agreement, will be validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement. The participants to whose accounts The Depository Trust Company has credited the Certificates have acquired all the Trust's rights in the Certificates free of any adverse claim, assuming that such participants purchased the Certificates for value and without notice of any adverse claim.

     3. No consent, approval, authorization or order of any state or federal court or governmental agency or body is required to be obtained by Green Tree for the consummation of the transactions contemplated by the Pooling and Servicing Agreement and the Underwriting Agreement except such as may be required under blue sky laws under any jurisdiction in connection with the offering of the Certificates by the Underwriter pursuant to the Underwriting Agreement.

     4. The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as now in effect, and the Trust is not required to be registered as an investment company under the Investment Company Act of 1940.

     5. Neither the transfer of the Contracts to the Trustee, nor the issuance or sale of the Certificates, nor the execution and delivery of the Pooling and Servicing Agreement or the Underwriting Agreement, nor the consummation of any other of the transactions contemplated in the Pooling and Servicing Agreement or the Underwriting Agreement, or the consummation of any other of the transactions contemplated in the Pooling and Servicing Agreement or the Underwriting Agreement, nor the fulfillment of the terms of the Certificates, the Pooling and Servicing Agreement or the Underwriting Agreement by Green Tree will conflict with, or result in a breach, violation or acceleration of, or constitute a default under, any term or provision of the Restated

Articles of Incorporation or Bylaws of Green Tree or of any indenture or other agreement or instrument known to us to which Green Tree is a party or by which it is bound, or result in a violation of, or contravene the terms of any statute, order or regulation, applicable to Green Tree, of any court, regulatory body, administrative agency or governmental body having jurisdiction over it.

     6. There are no actions or proceedings pending or, to the best of our knowledge, actions, proceedings or investigations pending or overtly threatened against Green Tree before any court, administrative agency or other tribunal (A) asserting the invalidity of the Underwriting Agreement, the Pooling and Servicing Agreement, the Certificates, the hazard or flood insurance policies applicable to any Contracts or the Errors and Omissions Protection Policy, (B) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by the Underwriting Agreement or the Pooling and Servicing Agreement, (C) which is likely materially and adversely to affect the performance by Green Tree of its obligations under, or the validity or enforceability of, the Underwriting Agreement, the Pooling and Servicing Agreement or the Certificates or (D) seeking adversely to affect the federal income tax attributes of the Certificates described in the Prospectus and the Prospectus Supplement under the heading "Certain Federal Income Tax Consequences."

     7.   The transfer of the Contracts to the Trust in accordance with Section
2.01 of the Pooling and Servicing Agreement would not be avoidable as a preferential transfer under Section 547 of the United States Bankruptcy Code (11 U.S.C. (S) 547), as in effect on the date hereof, in the event that Green Tree became a debtor under the United States Bankruptcy Code.

     8. Pursuant to the Pooling and Servicing Agreement Green Tree has transferred to the Trustee acting on behalf of the Trust all of Green Tree's right, title and interest in the Contracts, free and clear of any and all other assignments, encumbrances, options, rights, claims, liens or security interests (except tax or possessory liens) that may affect the right of the Trustee in and to such Contracts, and has delivered the Contract Files to the Trustee or its custodian. No filing or other action, other than the filing of a financing statement on Form UCC-1 with the Secretary of State of the State of Minnesota identifying the Contracts as collateral and naming Green Tree as debtor and the Trust as secured party, and the filing of continuation statements as required by
Section 4.02 of the Pooling and Servicing Agreement, is necessary to perfect as against third parties the assignment of the Contracts by Green Tree to the Trust. We have separately provided you with our opinion concerning whether such assignment could be recharacterized as a pledge rather than a sale in the event Green Tree became a debtor under the United States Bankruptcy Code. However, in the event such assignment were characterized as a pledge securing a loan from the Certificateholders to Green Tree, it is our opinion that the Trustee would be deemed to have a valid and perfected first priority security interest in the Contracts and the proceeds thereof, which security interest would be prior to any other security interest that may be perfected under the Uniform Commercial Code as in effect in the State of Minnesota and over any "lien creditor" (as defined in Minn. Stat. (S)336.9-301(3)) who becomes such after the Closing

Date, except that a subsequent purchaser of any Contract who gives new value and takes possession thereof in the ordinary course of his business would have priority over the Trustee's security interest in such Contract, if such purchaser acts without knowledge that such Contract was subject to a security interest. We have assumed for the purposes of this opinion that during the term of the Pooling and Servicing Agreement the Trustee, or its custodian, shall maintain possession of the Contract Files for the purpose of perfecting the assignment to the Trustee of the Contracts. We express no opinion with respect to the enforceability of any individual Contract or the existence of any claims, rights or other matters in favor of any Obligor or the owner of any financed home improvement.

     9. For federal income tax purposes, the Trust created pursuant to the Pooling and Servicing Agreement will be treated as a grantor trust under Subpart E, Part I, of Subchapter J of the Internal Revenue Code of 1986, as amended (the "Code") and not as an association taxable as a corporation under the Code, and under Section 671 of the Code, each Certificateholder will be treated as the owner of an undivided pro rata interest in each of the Contracts in the Trust.

     10. The transfer of the Contracts and the proceeds thereof by Green Tree to the Trustee on the date hereof pursuant to the Pooling and Servicing Agreement would not be avoidable as fraudulent transfers under the Uniform Fraudulent Transfer Act as in effect in Minnesota on the date hereof (Minn. Stat. (S)(S) 513.41 through 513.51), nor, should Green Tree become a debtor under the United States Bankruptcy Code, as fraudulent transfers under Section 548 of the United States Bankruptcy Code (11 U.S.C. (S) 548) as in effect on the date hereof.

                                   EXHIBIT E
                                   ------- -

                        FORM OF TRUSTEE'S ACKNOWLEDGMENT


     First Trust National Association, a national banking association organized under the laws of the United States, acting as trustee (the "Trustee") of Home Improvement Loan Trust 1995-E (the "Trust") created pursuant to the Pooling and Servicing Agreement dated as of September 1, 1995 between Green Tree Financial Corporation and the Trustee (the "Agreement") (all capitalized terms used herein without definition having the respective meanings specified in the Agreement) acknowledges, pursuant to Section 2.03 of the Agreement, that the Trustee has received the following: (i) all right, title and interest in the home improvement contracts and promissory notes (including, without limitation, any and all rights to receive payments which are due pursuant thereto on or after September 1, 1995 but excluding any rights to receive payments which were due pursuant thereto prior to September 1, 1995) identified in the List of Contracts delivered pursuant to Section 2.02 of the Agreement, (ii) all rights under FHA Insurance as such insurance relates to the FHA-Insured Contracts, (iii) as to FHA-Insured Contracts, any rights under any flood insurance policy as such insurance relates to the Contracts, (iv) all rights under the Errors and Omissions Protection Policy, as such policy relates to the Contracts, (v) all documents contained in the Contract Files (as defined in Section 1.02 of the Agreement), (vi) the Limited Guaranty, and (vii) all proceeds and products of the foregoing; and declares that, directly or through a Custodian, it will hold all Contract Files that have been delivered in trust, upon the trusts set forth in the Agreement for the use and benefit of all Certificateholders. The Trustee acknowledges that it has conducted a cursory review of the Contract Files and hereby confirms that except as noted on the document exception listing attached hereto, each Contract File contained (a) an original contract or promissory note, and (b) a sale control document. The Trustee has not otherwise reviewed the Contracts and Contract Files for compliance with the terms of the Pooling and Servicing Agreement.

     IN WITNESS WHEREOF, First Trust National Association, as Trustee, has caused this acknowledgment to be executed by its duly authorized officer and its corporate seal affixed hereto as of this ____ day of _________________, 1995.


                                       FIRST TRUST NATIONAL ASSOCIATION,
                                            as Trustee



[Seal]
                                       By_______________________________________
                                            [Name]
                                            [Title]

                                   EXHIBIT F
                                   ---------


                        GREEN TREE FINANCIAL CORPORATION


                        CERTIFICATE OF SERVICING OFFICER


     The undersigned certifies that he is a [title] of Green Tree Financial Corporation, a Minnesota corporation (the "Company"), and that as such he is duly authorized to execute and deliver this certificate on behalf of the Company pursuant to Section 6.02 of the Pooling and Servicing Agreement (the "Agreement") dated as of September 1, 1995 between the Company and First Trust National Association, as Trustee of Home Improvement Loan Trust 1995-E (all capitalized terms used herein without definition having the respective meanings specified in the Agreement), and further certifies that:

     1. The Monthly Report for the period from _________________________ to _________________________ attached to this certificate is complete and accurate in accordance with the requirements of Sections 6.01 and 6.02 of the Agreement; and

     2. As of the date hereof, no Event of Termination or event that with notice or lapse of time or both would become an Event of Termination has occurred.

     IN WITNESS WHEREOF, I have affixed hereunto my signature this ____ day of ________________, 19_____.


                                       GREEN TREE FINANCIAL CORPORATION


                                       By______________________________________
                                            [Name]
                                            [Title]

                                   EXHIBIT G



                        GREEN TREE FINANCIAL CORPORATION

                  CERTIFICATE REGARDING REPURCHASED CONTRACTS


     The undersigned certifies that he is a [title] of Green Tree Financial Corporation, a Minnesota corporation (the "Company"), and that as such he is duly authorized to execute and deliver this certificate on behalf of the Company pursuant to Sections 3.05 and 8.05 of the Pooling and Servicing Agreement (the "Agreement") dated as of September 1, 1995 between the Company and First Trust National Association, as Trustee of Home Improvement Loan Trust 1995-E (all capitalized terms used herein without definition having the respective meanings specified in the Agreement), and further certifies that:

     1. The Contracts on the attached schedule are to be repurchased by the Company on the date hereof pursuant to Section 3.05 of the Agreement.

     2. Upon deposit of the Repurchase Price for such Contracts, such Contracts may, pursuant to Section 8.05 of the Agreement, be assigned by the Trustee to the Company.

     IN WITNESS WHEREOF, I have affixed hereunto my signature this __ day of ____________, 19__.


                                       GREEN TREE FINANCIAL CORPORATION


                                       By______________________________________

                                            [Name]
                                            [Title]

                                   EXHIBIT H
                                   ---------


                               LIST OF CONTRACTS



                                [To Be Supplied]

                                   EXHIBIT I
                                   ---------

                         LIST OF FHA-INSURED CONTRACTS





                               [To be supplied.]

                                   EXHIBIT J
                                   ---------

                             FORM OF MONTHLY REPORT

                    CERTIFICATES FOR HOME IMPROVEMENT LOANS
                                 SERIES 1995-E

                                                   Distribution Date:  _________


A.   Collected Amount                                              _________

B.   Delinquent Payments Advanced                             _________

C.   Aggregate Repurchase Price for
     Contracts to be Repurchased                                   _________

D.   Amount Available (A + B + C)                                  _________

E.   Monthly Interest                                              _________

F.   Monthly Principal

     (1)    Regular Principal Payments             _________
     (2)    Principal Prepayments                  _________
     (3)    Delinquent Principal Advanced          _________
     (4)    Net Losses                             _________
     (5)    Contracts Repurchased due to
            Breach of Representations
            and Warranties (see attached)          _________
     (6)    Bankruptcy Write-down                  _________
     (7)    Unpaid Principal from Prior Months     _________

                 Total Principal                                   _________

G.   Monthly Servicing Fee                                         _________

H.   Advances Reimbursed                                           _________

I.   Guaranty Fee                                                  _________

J.   Shortfall [(E + F + (if Company is
     not the Servicer) G) - D]                                     _________

K.   Guaranty Payment (lesser of J or
     Guaranty Amount from prior month)                             _________

L.   Aggregate Certificate Principal Balance                       _______

M.   New Guaranty Amount (lesser of (1) Guaranty
     Amount from prior month - K, or (2) L)                        _______

N.   Current Month Pool Factor                                     _______

     Previous Month Pool Factor                                    _______

O.   Aggregate Scheduled Balances and
     Number of Delinquent Contracts

     (1)    31-59 days                              _______   _______

     (2)    60-89 days                              _______   _______

     (3)    90 days or more                         _______   _______

P.   Liquidated Contracts                                          _______

     (1)    Number                                                 _______

     (2)    Net Liquidation Loss                                   _______

Q.   Number of Loans Remaining                                     _______

R.   Number and Principal Balance of Contracts
     with FHA claims finally rejected, or no FHA
     claim was submitted because FHA Insurance
     was unavailable                                               _______

S.   Average Sixty-Day Delinquency Ratio                           _______

T.   Current Realized Loss Ratio                                   _______

U.   Cumulative Realized Loss Ratio                                _______

Please contact the Bondholder Relations Department of First Trust National Association at (612) 223-7900 with any questions regarding this Statement or your Distribution.


                                      J-2